UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CNH INDUSTRIAL N.V.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CNH
NOTICE OF 2025 ANNUAL GENERAL MEETING AND PROXY STATEMENT
Breaking
New Ground
Innovation Sustainability Productivity

NOTICE OF 2025

ANNUAL GENERAL

MEETING AND PROXY

STATEMENT

This document is important and requires your immediate attention.

If you are in any doubt as to any aspect of the proposals referred to in this document or as to the action you should take, you should consult your own broker, bank, solicitor or accountant or other independent professional adviser.

Please review carefully the voting instructions included in this Notice of Meeting and Proxy Statement.

This document should be read as a whole. Your attention is drawn to the letter from our Chair and Chief Executive Officer, which is set out on pages ii to v of this document and which recommends that you vote in favor of each of the Resolutions to be proposed at the 2024 Annual General Meeting.

A MESSAGE FROM OUR CHAIR & CHIEF EXECUTIVE OFFICER

Dear Shareholders,

We are pleased to invite you to attend the annual general meeting of CNH Industrial N.V. (“CNH”) to be held on May 12, 2025, at 3:00 p.m. CEST, at the offices of Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands. Details in relation to attending and voting on the items on the agenda for the meeting are set out on pages 84 to 87 of this Notice of Meeting and Proxy Statement.

Every day at CNH is spent supporting and empowering the world’s farmers and builders. Our company has been advancing and evolving for almost two centuries to meet the perpetual needs of a growing world in terms of sustenance and shelter. We play our part by delivering innovation and progress, while always staying true to our purpose of Breaking New Ground.

We continued to push our business – and farming – forward in 2024 while addressing the significant challenges global agriculture faces. Through strategic focus and forward-thinking initiatives, we positioned ourselves to navigate industry headwinds while preparing for future opportunities. This approach included simplifying and streamlining our operations to drive efficiency and growth; a sharper focus on our Agriculture business; and breakthrough product launches that feature our advanced technologies.

2024 Financial Highlights

Despite the challenging market environment, we remained committed to delivering value to you by returning approximately $1.3 billion through dividends and share buybacks.

We implemented structural cost reductions that positively contributed to our through-cycle margins. Those savings have put us on a solid footing into 2025 and continue our commitment to further improve returns on our investments in products and teams.

-ii-

Building momentum for continued execution

In January of last year, we moved to a single US listing on the New York Stock Exchange (NYSE) to support increased liquidity and investor focus and further simplify our company profile. We also carried out strategic simplifications to improve our business for the long-term through a headcount restructuring and other cost efficiency actions, which together contributed to a $265 million reduction in Selling, General & Administrative costs of our Industrial Activities.

In 2024, we implemented the first wave of our supply chain’s multi-year Strategic Sourcing Program, which is intended to yield efficiencies and cost savings. The second wave of this program was initiated in 2024 and is expected to begin implementation at the end of 2025.

As the industry’s downcycle continued last year – and particularly accelerated in North America during the final quarter – we addressed and continue to reduce channel inventory, with further actions being implemented this year. Our focus went beyond delivering the highest possible financial performance in a single quarter to prioritizing the best choices across key business parameters that are intended to position CNH for sustained success this year and for the coming industry upcycle.

CNH appointed Gerrit Marx as the Company’s Chief Executive Officer in July 2024. He brings fresh vision, values, and relevant industry experience to the Company. The Global Leadership Team now features Manufacturing, Quality & Customer Advocacy, a lead for India, and a Financial Services President, all led by seasoned experts.

People first

Our growth and success rest on the commitment of some 35,000 employees worldwide from strategists to engineers, technical support experts, commercial leaders, shopfloor supervisors, and the manufacturing professionals that bring our products to life every day – alongside many others.

Every member of our team, no matter who or where they are, is recognized and rewarded according to their contribution and performance. We remain committed to retaining our top talent through career development opportunities and competitive compensation, as well as contributing to their ongoing learning and professional growth through specific programs.

Delivering world class technology and products

We continue to launch key products and services to meet customer needs. We successfully opened order books for our new, range-topping twin and single rotor combine harvesters with new automation and sensor technologies. Our portfolio was further enriched by new high horsepower

-iii-

tractors, including the Case IH Magnum and Steiger® Quadtrac® 715 models, alongside mid-range tractors such as the New Holland T5 Dual Command and STEYR Plus ranges.

Furthermore, our customers benefitted from our latest in-house digital precision solutions and advanced automation from our Raven and Hemisphere GNSS technology brands. New factory-installed automation solutions – such as a water recirculation system for our sprayers’ booms – simplify operations and reduce water waste, while aftermarket upgrades – such as active and passive implement control – ensure our implements follow the desired in-field paths even more accurately.

In an increasingly data-driven society, we strengthened our digital customer tools to give farmers greater insights to better inform their decision-making process. Our new FieldOps™ app and platform unifies fleet and farm management, providing a central hub to connect, view, and operate machinery – including construction equipment from our CASE, New Holland Construction and Eurocomach brands.

Our Construction product lineup was extended with additional, fully electric models that include the launch of one of the industry’s first electric backhoe loaders – the CASE 580EV.

Investing in Research and Development

CNH’s 49 R&D centers across 16 countries represent a robust innovation pipeline.

The $155 million, five-year investment in our New Holland brand’s Center of Harvesting Excellence in Zedelgem, Belgium supports the development and production of our market-leading combines, including the New Holland CR11 – our most powerful flagship model featuring 56 patents.

The expansion of the CNH India Technology Center has added more testing labs and a multi-vehicle simulator, which mimics in-field conditions to put our engineers in the farmer’s seat during the development of new products.

We continued to complement our in-house innovation with external partnerships and investments in disruptive and high-potential players to accelerate the release of new solutions. Our work with Brazil-based Bem Agro is using their AI technology to convert aerial field images into advanced agronomic mapping reports for our customers across Latin America and Southeast Asia. In North America, we established a joint innovation center with HD Hyundai that is studying emerging technology trends and exploring growth opportunities in the construction sector.

-iv-

A solid future

With a focus on spending discipline, cost optimization, and structural improvements, we are positioning this business for long-term profitability across industry cycles and look forward to meeting the challenges of the year ahead.

This May, we will introduce our new Strategic Business Plan – providing a clear roadmap for sustained growth – and share more on our new efficiency and quality programs. We continue to take meaningful strides in delivering products and technologies that both improve productivity for farmers while delivering a range of benefits from increased profitability through to reduced environmental impact.

We wish to thank you for your trust and engagement with the important work we’re doing. We also extend our gratitude to our employees for their passion and resilience as we propel agriculture forward.

Suzanne Heywood	Gerrit Marx
Chair and Executive Director	Chief Executive Officer

-v-

ITEM 2 – COMPENSATION	16

ITEM 2A – APPROVAL OF EXECUTIVE COMPENSATION (“SAY-ON-PAY”) (ADVISORY VOTE)	16

ITEM 2B – APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN (VOTING ITEM)	17

COMPENSATION DISCUSSION & ANALYSIS	24

ITEM 3 – 2024 ANNUAL REPORT	70

ITEM 3A – ADOPTION OF THE 2024 COMPANY ANNUAL FINANCIAL STATEMENTS (VOTING ITEM)	70

ITEM 3B – RESERVES AND DIVIDENDS POLICY (DISCUSSION ONLY ITEM)	71

ITEM 3C – PROPOSAL OF A DIVIDEND FOR 2024 (VOTING ITEM)	71

ITEM 3D – DISCHARGE OF THE EXECUTIVE DIRECTORS AND THE NON-EXECUTIVE DIRECTORS OF THE BOARD DURING THE FINANCIAL YEAR 2024 FOR THE PERFORMANCE OF THEIR DUTIES DURING 2024 (VOTING ITEM)	71

ITEM 4 – AUTHORIZATION TO ISSUE NEW SHARES AND REPURCHASE OWN SHARES	72

ITEM 4A – AUTHORIZATION TO ISSUE NEW SHARES AND/OR GRANT RIGHTS TO SUBSCRIBE FOR SHARES (VOTING ITEM)	72

ITEM 4B – AUTHORIZATION TO LIMIT OR EXCLUDE PRE-EMPTIVE RIGHTS (VOTING ITEM)	72

ITEM 4C – AUTHORIZATION TO REPURCHASE OWN SHARES (VOTING ITEM)	73

CORPORATE GOVERNANCE	73

SHARE OWNERSHIP INFORMATION	79

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	82

GENERAL INFORMATION	84

-vi-

CNH FISCAL YEAR 2024 SHAREHOLDER DOCUMENTS

As of June 30, 2024, CNH determined that it no longer qualified as a foreign private issuer, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, effective as of January 1, 2025, the Company is no longer eligible to use the rules designed for foreign private issuers and will be considered a U.S. domestic issuer. As such, CNH is required to comply with, among other things, U.S. proxy rules and Regulation FD, and its officers, directors and 10% shareholders are subject to the beneficial ownership reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act.

Consistent with 2024, CNH has prepared a Notice of Meeting and Proxy Statement, including governance disclosures and executive compensation disclosures. We will also make available our annual report on Form 10-K for the year ended December 31, 2024, 2024 EU Annual Report (the “Dutch Annual Report”), including our annual consolidated financial statements as of December 31, 2024, and 2023 and for each of the two years in the period ended December 31, 2024, as well as the statutory financial statements of CNH Industrial N.V. as of December 31, 2024, and 2023 and for each of the two years in the period ended December 31, 2024 (the “Company Annual Financial Statements”).

These documents and the proxy forms for the Meeting are available on our website. This documentation is also available at the Company’s principal office at Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom for shareholders, who will receive a copy free of charge upon request.

NOTICE OF 2025 ANNUAL GENERAL MEETING

Date:

Monday, May 12, 2025

Time:

3:00 p.m. CEST

Place:

The offices of:
Freshfields LLP,
Strawinskylaan 10,
1077 XZ Amsterdam
The Netherlands

Record Date:

April 14, 2025

Availability of Materials:

The Notice of Meeting and Proxy Statement, our Annual Report on Form 10-K and our Dutch Annual Report for the year ended December 31, 2024 and the other documents relating to the Meeting are available at www.cnh.com and will be mailed to shareholders on or about March 24, 2025.

Live Webcast:

Shareholders can follow the meeting via webcast on the website of the Company (www.cnh.com)

Your vote is important

To make sure your shares are represented, please cast your vote as soon as possible in one of the ways described in this Notice of Meeting and Proxy Statement.

We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the meeting, and appointing a proxy in the General Information section on page 83 of this Notice of Meeting and Proxy Statement.

Meeting Agenda and Voting Matters

1.   Appointment of each of the executive directors and appointment of each of the non-executive directors as described in the proxy statement (voting items)

2.   Compensation

A.  Approval of executive compensation (“Say on Pay”) (advisory voting item)

B.  Approval of the amended and restated Equity Incentive Plan (voting item)

3.   2024 Annual Report

A.  Adoption of the 2024 Company Annual Financial Statements (voting item)

B.  Reserves and dividends policy (discussion only item)

C.  Proposal of a dividend for 2024 (voting item)

D.  Discharge the executive directors and the non-executive directors of the Board during the financial year 2024 for the performance of their duties during 2024 (voting item)

4.   Authorization to issue new shares and repurchase own shares

A.  Authorization to issue new shares and/or grant rights to subscribe for shares (voting item)

B.  Authorization to limit or exclude pre-emptive rights (voting item)

C.  Authorization to repurchase own shares (voting item)

The Board unanimously recommends that you vote ‘FOR’ each director nominee included in Item 1, and ‘FOR’ Items 2A, 2B, 3A, 3C, 3D, 4A, 4B, and 4C. The full text of these proposals is set out below.

CNH Industrial N.V., March 24, 2025

Notice of Meeting

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of CNH Industrial N.V. (“CNH”, “we”, “us” or the “Company”) will take place at 3:00 p.m. CEST on Monday, May 12, 2025, at the offices of Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands. The Notice of Meeting and Proxy Statement, our 2024 Annual Report on Form 10-K, our 2024 Dutch Annual Report, and other Meeting documents are available at www.cnh.com under Investor Relations – Shareholder Meetings. This documentation is also available at the Company’s principal office at Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom for shareholders, who will receive a copy free of charge upon request.

The Meeting will be conducted in the English language.

Record Date

In order to be entitled to vote in relation to the voting items on the agenda for the Meeting, shareholders must (i) be registered as of April 14, 2025, (the “Record Date”) in the register established for that purpose by the Board of Directors (the “Board”) after reflecting all debit and credit entries as of the Record Date, regardless of whether the shares are still held by such holders at the date of the Meeting and (ii) request registration in the manner mentioned below under “Voting and Attendance”. For additional information on the Record Date, registration in the register established by the Board, voting procedures and important deadlines, refer to the General Information for instructions.

Voting and Attendance

Loyalty Shareholders and Registered Shareholders. Computershare will send Meeting materials to Loyalty Shareholders and/or Registered Shareholders at the addresses of such shareholders as they appear from the records maintained by Computershare, including a proxy form that allows shareholders to give their voting instructions. The proxy form will also be available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings. Loyalty Shareholders and/or Registered Shareholders will be entitled to submit their voting instructions or voting proxy (please note proxy instructions below) for the Meeting by 5:00 p.m. EST on May 5, 2025, in writing or electronically.

They can also cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings.

Shareholders holding common shares in DTC. Shareholders holding common shares in DTC should give instructions to their bank or broker, as the record holder of their shares, who is required to vote their shares according to their instructions. In order to vote their shares and/or attend the Meeting, they will need to follow the directions provided by their bank or broker.

Shareholders holding common shares in a Monte Titoli Participant Account. Shareholders holding common shares in a Monte Titoli Participant Account (“MT Investors”) who wish to submit voting instructions or a voting proxy for the Meeting should request that their bank or broker issue a statement (the “Notification of Participation”) confirming their shareholding (including the shareholder’s name and address and the number of shares notified for attendance and held by the relevant shareholder on the Record Date). Banks and brokers must submit the Notification of

Participation no later than 5:00 p.m. EST on May 5, 2025, to Computershare S.p.A. The MT Investors may cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings or by proxy form that will also be available on the Company’s website (please note proxy instructions below).

Vote by Proxy

To give voting instructions by proxy, the shareholder (a) must have registered his or her shares as set out above and (b) must ensure that their proxy (including voting instructions), will be received by Computershare by 5:00 p.m. EST on May 5, 2025, in writing or electronically.

Attendance

Subject to compliance with the above provisions, shareholders can attend and vote at the Meeting in person or by proxy. If you wish to attend the Meeting in person, refer to the General Information section under “How do I attend the Meeting?” on page 83 for instructions.

Shareholders can also follow the meeting via live webcast on the website of the Company (www.cnh.com).

2026 Shareholder Proposals and Nominations

Proposals for inclusion in 2026 proxy statement

If you intend to submit a proposal for inclusion in our 2026 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act and you wish to have the proposal included in the applicable proxy statement, the proposal must be received by the Chief Legal and Compliance Officer at the address set forth below no later than November 24, 2025.

Pursuant to our Articles of Association, any other proposal to be introduced in a meeting of shareholders should be proposed in writing by such number of shareholders who, by law, are entitled to make such proposal, and should be delivered to the Company in the manner set forth in our Articles of Association and delivered no later than the sixtieth (60th) day before the day of the meeting.

Director nominations for inclusion in 2026 proxy statement

If you intend to submit a proposal for the nomination of directors for inclusion in the proxy statement for our 2026 annual meeting of shareholders, the proposal must be received by the Chief Legal and Compliance Officer at the address set forth below no earlier than October 25, 2025, and no later than November 24, 2025.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than a nominee nominated by our Governance and Sustainability Committee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2026.

Where to send proposal and nominations

Proposals for inclusion in the proxy statement for 2026 annual meeting of shareholders should be mailed to the office of the Chief Legal and Compliance Officer at CNH Industrial N.V., Cranes Farm Road, Basildon, Essex SS14 3AD United Kingdom.

ITEM 1 – APPOINTMENT OF DIRECTORS

APPOINTMENT OF THE EXECUTIVE DIRECTORS AND APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS

PROPOSED RESOLUTIONS:

Item 1A – Re-appointment of Suzanne Heywood (voting item)

Item 1B – Appointment of Gerrit Marx (voting item)

Item 1C – Re-appointment of Elizabeth Bastoni (voting item)

Item 1D – Re-appointment of Howard W. Buffett (voting item)

Item 1E – Re-appointment of Richard J. Kramer (voting item)

Item 1F – Re-appointment of Karen Linehan (voting item)

Item 1G – Re-appointment of Alessandro Nasi (voting item)

Item 1H – Re-appointment of Vagn Sørensen (voting item)

Item 1I – Re-appointment of Åsa Tamsons (voting item)

Votes required

Appointment of each director nominee requires that a majority of the votes cast at the Meeting be voted ‘FOR’ the relevant resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Shareholders may not cumulate their votes with respect to the appointment of directors. A properly executed proxy marked “Abstain” with respect to the re-appointment of one or more directors will not be voted with respect to the director or directors indicated.

Recommendations

The Board believes that the contribution and performance of Ms. Heywood continues to be effective, and that she demonstrates commitment to her role in the Company. The Board believes Mr. Marx’s appointment as a director will ensure alignment between the board’s strategic vision and the day-to-day execution by management. Accordingly, the Board unanimously recommends to re-appoint Suzanne Heywood and appoint Gerrit Marx as executive directors.

The Board believes that the contribution and performance of the non-executive directors seeking re-appointment at the Annual General Meeting of shareholders continues to be effective, and that they each demonstrate commitment to their roles as directors of the Company. Accordingly, the Board unanimously recommends to re-appoint Elizabeth Bastoni, Howard W. Buffett, Richard J. Kramer, Karen Linehan, Alessandro Nasi, Vagn Sørensen, and Åsa Tamsons as non-executive directors.

In accordance with the Company’s Articles of Association, the term of office of the executive directors and the non-executive directors will expire at the end of the Annual General Meeting of May 12, 2025. Each executive director and each non-executive director may be re-appointed at any subsequent Annual General Meeting of shareholders.

The composition of the Board should include members with a mix of skills, professional backgrounds, and diversity factors, and also be correctly balanced between executive and non-executive directors. In addition, the presence of independent directors is essential in order to protect the interests of all shareholders and third parties. Based on the proposal made by the Governance and Sustainability Committee (the “G&S Committee”), the Board therefore proposes that the number of directors be set at nine (9), a number deemed appropriate for the effective functioning of the Board and its Committees, and that number of executive directors be confirmed at two (2), a number deemed appropriate for the effective functioning of the Board. Therefore, the Board unanimously recommends: (a) the re-appointment of Ms. Heywood and appointment of Mr. Marx as executive directors, and (b) the re-appointment of Ms. Bastoni, Mr. Buffett, Mr. Kramer, Ms. Linehan, Mr. Nasi, Mr. Sørensen, and Ms. Tamsons as non-executive directors. Ms. Heywood and Mr. Marx and all non-executive directors are eligible and have stated their willingness to accept appointment or re-appointment, as applicable. The Company has also determined that Elizabeth Bastoni, Howard W. Buffett, Richard J. Kramer, Karen Linehan, Vagn Sørensen, and Åsa Tamsons satisfy the independence requirements prescribed by applicable laws and regulations. Pursuant to the Articles of Association, the new term of office of the directors will expire on the day of the first Annual General Meeting of shareholders that will be held in 2026. The directors’ compensation will comply with the Remuneration Policy.

Evaluation of potential candidates

The G&S Committee is responsible for screening candidates and recommending director nominees to the full Board. The Board nominates the directors for appointment at each annual meeting of shareholders.

The G&S Committee considers candidates recommended by directors, officers, and third-party search firms. Third-party search firms may be used to identify and provide information on director candidates. At this time, the G&S Committee does not have a policy with regards to the consideration of director candidates recommended by shareholders. The G&S Committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The G&S Committee will consider candidates recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the G&S Committee to become nominees for election to the Board may do so by delivering a written recommendation to the G&S Committee at the following address: Cranes Farm Road, c/o Corporate Secretary, Basildon, Essex, SS14 3AD, United Kingdom. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of shares of the Company that are owned by such nominee, the date or dates on which such shares were acquired, and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

The G&S Committee evaluates all candidates in the same manner, regardless of the source of the recommendation. The G&S Committee evaluates how a potential candidate’s specific expertise and background would complement those of current Directors. Furthermore, to align with our present and anticipated future requirements, the Board assesses whether a candidate possesses a suitable blend of professional experience, particularly experience that is germane to our business, skills, international market exposure, knowledge, perspective and background, independence and willingness and ability to participate fully in the work of the Board, and to attend meetings. The Board values the introduction of fresh perspectives from new candidates, which may enrich the Board’s discussions through a broad range of professional and personal backgrounds and experiences. The Board also takes into consideration the existing makeup of the Board and the candidate’s fit within the existing mix of director characteristics. Periodically, the Board revisits these standards and qualifications, with a view to potentially refining them in accordance with leading corporate governance practices and our evolving organizational needs.

Board Composition

Our director nominees exhibit a diversified mix of skills, experience, qualifications, backgrounds, perspectives and other characteristics:

GENDER	BOARD REFRESHMENT	INDEPENDENCE
2025:Gerrit Marx (proposed) 2023:Elizabeth Bastoni 2023:Richard J. Kramer 2022:Karen Linehan
AVERAGE TENURE:(1)		AVERAGE AGE:(1)
4 YEARS		55 YEARS

(1) As of the date of this Notice of Meeting and Proxy Statement.

BALANCED MIX OF ATTRIBUTES AND EXPERIENCE

GLOBAL EXPERIENCE	CEO / LEADERSHIP	CORPORATE GOVERNANCE / BOARD OF DIRECTORS EXPERIENCE	FINANCE & ACCOUNTING
100%	78%	89%	78%

GOVERNMENT & REGULATORY AFFAIRS	RISK MANAGEMENT	TECHNOLOGY & INNOVATION	INDUSTRY
44%	56%	67%	78%

Director Nominees

The nominees for (re-)appointment as director until the day of the Meeting that will be held in 2026 are:

	Independence (for NYSE and Dutch Code purposes)	Joined CNH Board	Committee Memberships
Name, Age			Governance and Sustainability	Human Capital and Compensation	Audit

Elizabeth Bastoni, 59	INDEPENDENT	2023	MEMBER	CHAIRPERSON

Howard W. Buffett, 41	INDEPENDENT	2020	CHAIRPERSON	MEMBER

Suzanne Heywood, 56		2016

Richard J. Kramer, 62	INDEPENDENT	2023		MEMBER	MEMBER

Karen Linehan, 66	INDEPENDENT	2022			CHAIRPERSON

Gerrit Marx, 49		2025 Nominee

Alessandro Nasi, 50		2019

Vagn Sørensen, 65	INDEPENDENT	2020	MEMBER		MEMBER

Åsa Tamsons, 43	INDEPENDENT	2021			MEMBER

Suzanne Heywood	Director Since 2016 | Age: 56
Executive Director, Chair

Suzanne Heywood is the Chief Operating Officer of Exor. She first joined Exor as a Managing Director in 2016. Prior to that she worked at McKinsey & Company which she joined as an associate in 1997 and left as a Senior Partner (Director) in 2016. Suzanne co-led McKinsey’s global service line on organization design for several years and also worked extensively on strategic issues with clients across different sectors. She has published a book, “Reorg,” and multiple articles on these topics.

Ms. Heywood started her career in the U.K. Government as a Civil Servant in the U.K. Treasury. At the Treasury she worked as Private Secretary to the Financial Secretary (who is responsible for all direct taxation issues) as well as leading thinking on the Government’s privatization policy and supporting the Chancellor in his negotiations at ECOFIN (the meeting of European Finance Ministers) in Brussels. Prior to that she studied science at Oxford University (BA) and then at Cambridge University (PhD).

Ms. Heywood is executive director and Chair of Iveco Group N.V. and chair of Shang Xia and Quartz Associates. She is also a non-executive director of Louboutin, The Economist, and Clarivate Plc. She grew up sailing around the world with her family on the schooner Wavewalker. Born in 1969, British citizenship.

Gerrit Marx	Director Nominee | Age: 49
Executive Director Nominee, Chief Executive Officer

Gerrit Marx is the Chief Executive Officer of CNH. He leads a 40,000+ global team focused on advancing and supporting farming and construction all around the world. His role as CEO also encompasses direct global responsibility for the Company’s Agriculture segment.

His career spans some 25 years throughout which he has worked across different regions and sectors, focusing on industrials, machinery & equipment and automotive.

Gerrit Marx joined CNH as CEO in July 2024. From January 2022 to June 2024, he was CEO of Iveco Group N.V. (EXM: IVG) – a publicly listed commercial vehicles, powertrains, buses and specialty vehicles company. His leadership of Iveco Group followed its spinoff from CNH, where he had served as President of Commercial and Specialty Vehicles from January 2019.

Prior to this, Mr. Marx was a member of the European Leadership Team at the multi-asset investment firm Bain Capital from 2012. He oversaw portfolio activities, driving and leading transformational change programs with a specific focus on automotive and industrial assets. During his tenure, he covered interim roles such as Chief Executive Officer of Wittur Group, a global Tier-1 supplier to the elevator industry and President of the Powertools Division at the US Apex Tool Group.

Gerrit Marx was Executive Vice President of the carmaker Volkswagen AG China and President of Skoda China from 2011 – 2012. From 2007 – 2011 he assumed roles of increasing responsibility within the automotive corporation Daimler AG (now Mercedes-Benz Group AG) across North America, Europe and Asia, latterly as President and Chief Executive Officer of Daimler Trucks China. Mr. Marx began his career at the global consulting firm McKinsey & Company in 1999 focusing on operational improvement programs in the automotive and aerospace industries.

Gerrit Marx holds a bachelor’s degree in Mechanical Engineering (“Diplom Ingenieur”) and an MBA (“Diplom Kaufmann”) from the RWTH Aachen University; and a PhD in Business Administration from Cologne University, both in Germany. Born in 1975, German citizenship.

Elizabeth Bastoni	Independent | Director Since 2023 | Age: 59
Committees: Governance and Sustainability, Human Capital and Compensation (Chairperson)

Elizabeth Bastoni is respected as a credible voice for decision making in the boardroom. She demonstrates sound business judgment, an ability to focus on critical matters in complex situations and is grounded in the financial information that levers the business. Ms. Bastoni has expertise in establishing governance boundaries; enabling strategy development and execution; and leading effective oversight.

Ms. Bastoni currently serves as the Chair of the Board of Qorium (Netherlands), an Independent Director and Audit Committee member with Jerónimo Martins (Portugal), Audit Committee Member and Chair of the Nomination and Compensation Committee with Euroapi (France), and an Independent Director, Remuneration Committee member and Nomination Committee member of Coca-Cola HBC AG (Switzerland). Ms. Bastoni has also previously held a range of other board and committee leadership roles in Europe and the US. Prior to her Board service, Ms. Bastoni served in C-suite and executive leadership positions at a number of large-scale, global organizations including Carlson, The Coca-Cola Company, Thales, Suez Environment and KPMG.

Ms. Bastoni holds a BA degree with a concentration in Accounting from Providence College, Rhode Island. She has a degree from Paris Sorbonne Université (Paris IV) in French Civilization and studied Art History at the Ecole du Louvre in Paris. Born in 1965, American citizenship.

Howard W. Buffett	Independent | Director Since 2020 | Age: 41
Committees: Governance and Sustainability (Chairperson), Human Capital and Compensation

Howard W. Buffett was appointed Director of CNH in April 2020. He is a Professor at Columbia University’s School of International and Public Affairs in New York, U.S.A., with research focused on ESG, sustainability, and impact measurement and management. He previously served on the Advisory Committee on Socially Responsible Investing, which advises the University’s $15 billion endowment on social and environmental investment policies.

Earlier in his career, Howard W. Buffett was the Executive Director of the Howard G. Buffett Foundation. He also held a variety of roles in the U.S. government, including in the U.S. Department of Defense, where he oversaw economic stabilization and redevelopment programs in Iraq and Afghanistan. For his work in Afghanistan, he received the Joint Civilian Service Commendation Award. Howard W. Buffett also served as Policy Advisor for the White House Domestic Policy Council and in the Office of the Secretary at the U.S. Department of Agriculture.

Howard W. Buffett serves on several Corporate Boards and Advisory Boards including Toyota Motor North America, Inari Agriculture, StateBook International and Reflection Analytics. He chairs the Advisory Council for Harvard University’s International Negotiation Program and serves on several nonprofit Advisory Boards, including the Learning by Giving Foundation, and the Chicago Council on Global Affair’s Center on Global Food and Agriculture Panel of Advisors. Howard W. Buffett is also a former Term Member of the Council on Foreign Relations.

A New York Times bestselling author, Howard W. Buffett holds a Bachelor of Science in Communications Science and Political Science from Northwestern University, U.S.A., a Master’s in Public Policy and Administration in Advanced Management and Finance from Columbia University, U.S.A., a Master’s in Business Administration from the Massachusetts Institute of Technology, U.S.A., and executive education certificates from Harvard Business School, U.S.A. Born in 1983, American citizenship.

Richard J. Kramer	Independent | Director Since 2023 | Age: 61
Committees: Audit, Human Capital and Compensation

Mr. Kramer served as Chairman of the Board, Chief Executive Officer and President of The Goodyear Tire & Rubber Company (global manufacturer, marketer, and distributor of tires) from 2010 through January 2024. Mr. Kramer joined Goodyear in March 2000 and held various positions at Goodyear, including Chief Operating Officer from June 2009 to April 2010, President, North American Tires from March 2007 to February 2010, Executive Vice President and Chief Financial Officer from June 2004 to August 2007, Senior Vice President, Strategic Planning and Restructuring from August 2003 to June 2004, Vice President, Finance – North American Tires from August 2002 to August 2003, and Vice President - Corporate Finance from March 2000 to August 2002.

Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, including two years as a partner.

Mr. Kramer is a director of Whirlpool Corporation and a member of its Corporate Governance and Nominating Committee and Human Resources Committee. Mr. Kramer also serves as a director of The Federal Reserve Bank of Cleveland, The Cleveland Clinic, The Cleveland Orchestra, and previously served as a director of the Sherwin-Williams Company from 2012 to 2022. Born in 1963, American citizenship.

Karen Linehan	Independent | Director Since 2022 | Age: 66
Committees: Audit (Chairperson)

Karen Linehan is a former Executive Vice President and General Counsel of Sanofi, a French global healthcare company, a role she held from 2007 – 2021. During this time Ms. Linehan supported multiple acquisitions and divestitures, complex litigations and government investigations as well as being a founding member of Sanofi’s Gender Balance Board. She joined Sanofi in 1991, and held roles of increasing importance including Assistant General Counsel from 1991 – 1996, International Counsel from 1996 – 2000 and Deputy Head of Legal Operations from 2000 – 2007. Prior to joining Sanofi, Karen Linehan was a Corporate Attorney at the New York-based legal firm Townley & Updike. She started her career in the Congressional Office of the Speaker of the US House of Representatives, the Honorable Thomas P. O’Neill, Jr.

Ms. Linehan is currently a board member of Aelis Farma (France), a company which specializes in developing drugs targeting diseases of the brain, where she chairs the Audit Committee and serves as a member of the Remuneration Committee. She served on the board of Veon Ltd. (The Netherlands), a multinational telecommunication services company, where she was as a member the Audit Committee and the Nomination and Governance Committee. Ms. Linehan was a Non-Executive Director of The Global Antibiotic Research and Development Partnership (GARDP) (North America), a Non-Profit Organization which is focused on pursuing the development of treatments for drug resistant infections.

Ms. Linehan holds a Bachelor of American Studies and a Juris Doctor (J.D.) degree in Law, both from Georgetown University in the U.S.A. Born in 1959, American and Irish citizenship.

Alessandro Nasi	Director Since 2019 | Age: 50

Alessandro Nasi started his career as a financial analyst in several banks, gaining experience at a division of Unicredit in Dublin, Ireland; PricewaterhouseCoopers in Turin, Italy; Merrill Lynch and JP Morgan in New York, USA. He also worked as an Associate in the Private Equity Division of JP Morgan Partners in New York, USA. Mr. Nasi joined the Fiat Group in 2005 as manager of Corporate and Business Development, heading the APAC division and supporting Fiat Group sectors in Asia Pacific. In 2007, Mr. Nasi was appointed Vice President of Business Development and a member of the Steering Committee of Fiat Powertrain Technologies. In 2008, he joined CNH in the role of Senior Vice President of Business Development and from 2009 to 2011 he also served as Senior Vice President of Network Development. In January 2011, he was also appointed Secretary of the Industrial Executive Council of Fiat Industrial, continuing in the role of Executive Coordinator to the successor Group Executive Council of CNH Industrial until January 2019. In 2013 he was appointed President Specialty Vehicles, a role he held until January 2019.

Mr. Nasi is a non-executive director of Exor N.V., Chairman of Comau, non-executive director of Iveco Group and Chair of its Environmental, Social, and Governance Committee and member of its Human Capital & Compensations Committee. He is Chairman of Iveco Defence Vehicles (an affiliate of Iveco Group) and Chairman of Astra Veicoli Industriali (an affiliate of Iveco Group). He is a member of the Lego 4G Advisory Board, and since May 2024, is Director of KIRKBI, the holding and investment company which owns Lego Group. He is the Chairman of GVS S.p.A., a member of the Board of Istituto Italiano di Tecnologia, and a member of the Strategic Advisory Board of 3 Boomerang Capital LLC.

Mr. Nasi obtained a degree in Economics from the University of Turin. Born in 1974, Italian citizenship.

Vagn Sørensen	Independent | Director Since 2020 | Age: 65
Committees: Audit, Governance and Sustainability

Vagn Sørensen was appointed Director of CNH in April 2020. He has spent the majority of his executive career in the aviation industry. After a 17-year career with Scandinavian Airlines, where he held the position of deputy CEO, from 2001 to 2006 he served as the CEO of Austrian Airlines. Following this, he has pursued a career as an Independent Director, primarily in the leisure, hotel and aviation sectors. His appointments, however, also encompass additional sectors including software development, telecommunications and heavy machinery. Mr. Sørensen can draw on over 20 years’ experience in private equity, primarily gained with EQT.

Mr. Sørensen is currently Chairman of Vakantie Discounter, Big Bus Tours, Air Canada and Zurich Cover-More. He serves as an Independent Director on the Board of Royal Caribbean Cruises. He also sits on the Boards of Parques Reunidos, SimCorp, Food Delivery Brands, and is a member of the Board of Trustees of the Rock’n Soul Forever Foundation. Mr. Sørensen has previously been the Chairman of F L Smidth A/S, SSP Group Plc, British Midland Airways, Scandic Hotels Group, Automic Software, Bureau van Dijk, KMD, Scandlines and Flying Tiger Copenhagen. He was a Member of the Supervisory Board of Lufthansa Cargo, Deputy Chairman of DFDS, Chairman of the Association of European Airlines, a Member of the Board of the International Air Transport Association (IATA) and was Chairman of TDC A/S, the Danish incumbent telecommunications operator.

Mr. Sørensen attended the Aarhus Business School in Denmark and obtained a Master of Science degree in Economics and Business Administration. Born in 1959, Danish citizenship.

Åsa Tamsons	Independent | Director Since 2021 | Age: 43
Committees: Audit

Åsa Tamsons is a Senior Vice President and Head of Business Area Enterprise Wireless Solutions at Ericsson where she is also a member of the Company’s Executive Team. Ms. Tamsons primary focus is to establish Ericsson’s Enterprise Business and make 5G solutions pervasive in the enterprise segments. Ms. Tamsons’ business portfolio is focused on 5G based networking and security solutions to Enterprises. The business includes Cradlepoint – the US-based market leader in Wireless WAN Edge solutions serving 65,000+ enterprise customers around the world, Ericsson’s Private 5G Network business with products used by industry companies and the public safety sector, and an emerging enterprise security business offering unified SASE solutions to enterprises.

Previously, between 2018-2023, Ms. Tamsons held the role as Head of Business Area Technologies and New Businesses at Ericsson, with focus on driving growth in new business areas and creating new revenue streams for Ericsson, with emphasis on SaaS and software centric connectivity offerings. Her business portfolio included Ericsson’s world-leading IPR & Licensing business, the global number portability leaders, iconectiv- and a number of growth businesses in the fintech, adtech, enterprise connectivity and security markets. Between 2018-2020, Ms. Tamsons was also responsible for Ericsson’s Group Strategy, M&A and Corporate Venture Capital investments. Ms. Tamsons joined Ericsson as a Partner from McKinsey where between 2006-2017 she served tech, telecom and industrial companies around the world. She has worked across the world and during her career has been based in Stockholm, Paris, Singapore, San Francisco and Sao Paulo.

Ms. Tamsons holds a Master of Science in Business Administration from the Stockholm School of Economics in Sweden. Born in 1981, Swedish citizenship.

ITEM 2 – COMPENSATION

Item 2A – Approval of executive compensation (“say-on-pay”) (advisory vote)

Votes required

Approval of this item, on an advisory basis, requires that a majority of the votes cast at the Meeting be voted FOR such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the approval the non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers.

In accordance with Section 14A of the Exchange Act, the Board is submitting a “say-on-pay” proposal for shareholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Human Capital and Compensation Committee will review the voting results and seek to determine the causes of any negative voting result to better understand any issues and concerns that our shareholders may have. We intend to hold annual say-on-pay votes. Our compensation philosophy, program design and application, and the substantive changes that we made during 2024 are described under “Compensation Discussion and Analysis.”

Item 2B – Approval of the amended and restated Equity Incentive Plan (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the amended and restated Equity Incentive Plan.

A key element of the Company’s compensation philosophy is to use equity-based compensation to drive organization-wide alignment because it encourages the achievement of sustainable long-term strategic objectives, links our executive officers, directors and employees’ interests with those of our shareholders and discourages imprudent risk-taking. Equity-based compensation is also integral to the Company’s Remuneration Policy and a key component of our pay-for-performance philosophy.

The Company’s shareholders previously approved the CNH Industrial N.V. Equity Incentive Program (“EIP”), which permits the grant of, and defines terms and conditions for, long-term equity awards. The EIP was amended and restated, subject to approval of the Company’s shareholders, in 2024.

In March 2025, on the recommendation of the Human Capital and Compensation Committee (the “HCC Committee”), the Board approved a further amendment and restatement of the EIP to increase the number of common shares of the Company, nominal value EUR 0.01 (“Common Shares”) authorized for issuance thereunder by an additional 20,000,000 Common Shares (such amended and restated EIP, the “A&R EIP”). Some of the Common Shares will be granted to executive officers and executive directors under the Company’s long-term incentive plans (“LTIP”).

The Board believes it is in the best interest of the Company and our shareholders to approve the A&R EIP because it believes the A&R EIP will further align the interests of participants with the interests of the Company’s shareholders and incentivize outstanding performance.

Burn Rate and Dilution

In determining to adopt the A&R EIP, the Board considered the Company’s historical share usage under its equity compensation plans (sometimes referred to as “burn rate”) and the potential dilution of the Company’s shareholders that could occur with respect to the Company’s equity plans (sometimes referred to as “overhang”), each of which is summarized below.

•

Burn Rate. The Company calculates burn rate as (i) the number of shares subject to equity awards granted in each fiscal year (assuming target-level performance under performance awards) divided by (ii) the weighted average number of shares outstanding during that year. Our burn rate for fiscal year 2024 was .51%, and our three-year average burn rate for fiscal years 2022 through 2024 was .41%.

•

Overhang. Overhang provides a measure of potential dilution. Our overhang is equal to the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to our shares outstanding at fiscal year-end. As of February 28, 2025, the Company had 1,248,043,843 common shares outstanding, approximately 13,010,729 shares were subject to outstanding equity awards under all of our equity compensation plans and 7,598,544 shares were available for future awards under all of our equity compensation plans (including 20,000,000 shares under the A&R EIP). Accordingly, the Company’s fully diluted overhang as of February 28, 2025 was 3.3%

Proposed Amendments Contemplated by the A&R EIP

The A&R EIP will increase the number of Common Shares that may be issued under the plan to 70,250,000.

Key Terms of the A&R EIP

•

Purpose. The purpose of the A&R EIP is to set forth principles and rules, which govern the grant of stock-based awards to top performers and key leaders of CNH in order to foster a strong performance culture and to align the interests of management and shareholders.

•

Types of Awards. The A&R EIP provides for grants of the following specific types of awards (each, an “Award” and, collectively, “Awards”). Each Award will be evidenced by an award agreement, which will govern that Award’s terms and conditions (each, an “Award Agreement”).

○

Stock Options. An option entitles the recipient to purchase a Common Share at an exercise price specified in the Award Agreement (including through a cashless exercise). The EIP permits grants of stock options that qualify as “incentive stock options” under United States Internal Revenue Code and nonqualified stock options. Options will become exercisable as and when specified in the Award Agreement but not later than 10 years after the date of grant.

○

Stock Appreciation Rights (SARs). A SAR may entitle the recipient to receive Common Shares or cash on the exercise date having a value equal to the excess of market value of the underlying Common Shares over the grant price specified in the Award Agreement. SARs will become exercisable as and when specified in the Award Agreement but not later than 10 years after the date of grant.

○	Restricted Stock Unit (RSUs). An RSU is an unfunded, unsecured obligation to deliver Common Shares at a future date upon satisfaction of the conditions specified in the Award Agreement.

○

Restricted Stock. Restricted Stock is a Common Share that is registered in the recipient’s name, but that is subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time as specified in the Award Agreement.

○

Performance Shares. Restricted Stock is a Common Share that is registered in the recipient’s name, but that is subject to transfer restrictions and may be subject to forfeiture or vesting conditions based upon satisfaction of performance criteria over the performance period.

○	Performance Share Units (PSUs). PSUs are unfunded, unsecured obligations to deliver Common Shares upon satisfaction of performance criteria over the performance period.

○	Other Stock-Based Awards. Other stock-based awards that are payable in cash, Common Shares or any combination thereof subject to the terms and conditions established by the HCC Committee.

•

Dividend Equivalents. A dividend equivalent right represents an unfunded and unsecured promise to pay to the recipient an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of Common Shares if those shares were owned by the recipient. The HCC Committee may grant a dividend equivalent right in connection with an Award. Under the A&R EIP, no payments will be made in respect of dividend equivalent rights at a time when any applicable performance goals relating to the Award have not been satisfied.

•

Eligibility. The A&R EIP permits grants of Awards to any employee, executive director or non-executive director, or other or service provider to, CNH, its subsidiaries or joint ventures. As of March 20, 2025, there were 8 directors (7 non-executive directors and 1 executive directors) and approximately 681 employees eligible to participate in the A&R EIP.

•

Term. The A&R EIP will terminate at, and no more Awards will be permitted to be granted thereunder ten years after May 12, 2025. The termination of the A&R EIP will not affect previously granted Awards.

•	Administration. The A&R EIP will be administered by the HCC Committee (and those to whom it or the Board delegates authority). The HCC Committee will make all determinations in respect of the A&R EIP.

•

Shares Available Under the Plan. Up to 70,250,000 Common Shares may be delivered pursuant to Awards granted under the A&R EIP. These shares may be newly issued shares or treasury shares. Each Award or Common Share underlying an Award will count as one Common Share for these purposes. If any Award granted under the A&R EIP is settled in cash or forfeited, otherwise terminates or is cancelled without the delivery of Common Shares, then the shares covered by such forfeited, terminated or cancelled Award will again become available to be delivered pursuant to Awards granted under the A&R EIP. Common Shares that are surrendered or withheld from any Award to satisfy federal, state, local or foreign taxes or to pay the exercise price of any Award granted under the A&R EIP will not be deemed to be stock available for Awards under the A&R EIP.

•

Performance Criteria. The A&R EIP provides that the HCC Committee may grant an Award that is subject to the achievement of one or more objective performance goals, which may be based on business criteria.

•

Adjustment Provisions. In the event of any increase or decrease in the number of issued Common Shares resulting from certain corporate transactions that affect the capitalization of CNH, the HCC Committee will equitably adjust the number of shares of Common Stock issuable under the A&R EIP and the terms of any outstanding Awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights. Additionally, in the event of a merger or consolidation transaction there will be substituted, on an equitable basis, the merger consideration for each award.

•

Double-Trigger Change in Control. Unless otherwise set forth in an Award Agreement or as otherwise determined by the HCC Committee, if, upon or within 24 months of a Change in Control, a participant’s employment is terminated without cause, Awards will vest and become exercisable (as applicable), all performance criteria shall be deemed achieved at target levels and all other terms and conditions met on PSUs and Performance Shares, and all RSUs and PSUs will be paid out as promptly as practicable (but in no event later than 60 days later). If the Awards are not assumed, converted, or replaced in connection with the Change in Control, Awards will vest immediately prior to the Change in Control, all performance criteria will be deemed achieved at target levels and all other terms and conditions will be considered met on PSUs and Performance Shares. “Change in Control” is defined in the A&R EIP and generally means the acquisition of 50% of the Company’s voting stock or a merger or asset transaction involving 50% of the gross market value of all of the assets of CNH.

•

No Transferring Awards. No Award granted to any person under the EIP may be transferred other than by will or by the laws of descent and distribution, and each Stock Option and SAR will be exercisable during the life of the recipient only by the recipient or by the recipient’s personal representative. Subject to the approval of the HCC Committee in its sole discretion, a participant may transfer some or all of his or her Stock Options through a gift for no consideration to charity or to any immediate family member or a trust for the benefit of such immediate family members.

•

Clawback. The HCC Committee may make retroactive adjustments to and the participant will reimburse CNH Industrial for any cash or equity incentive compensation paid to the participant where such compensation was predicated upon the achievement of financial results that were substantially the subject of an accounting restatement and it is determined that the participant would otherwise would not have been paid such compensation.

•

Deferral of Awards. The HCC Committee may, except in the case of Stock Options and SARs, require or permit a participant to defer amounts or stock that would have otherwise been paid or delivered to the participant upon exercise or settlement of an award.

•

Amendment and Termination. The Board or the HCC Committee may, at any time, amend or terminate the A&R EIP in any respect whatsoever; however, unless expressly provided in the Award Agreement, no such action shall reduce the amount of any existing award or change the terms and conditions of the Award without the participant’s consent. In general, we will seek shareholder approval of any suspension, discontinuance, revision or amendment only to the extent necessary to comply with any applicable law, rule or regulation.

•	Governing Law. The A&R EIP will be governed the laws of the State of Delaware of the United States of America.

LTIP

The Company’s LTIP includes (i) PSUs, which vest subject to the achievement of certain performance targets as further described below and (ii) RSUs, which vest subject only to the participant’s continuing service as an officer, director or employee of the Company. Further both PSUs and RSUs are also subject to individual performance. Negative discretion may be exercised by the HCC Committee.

The performance targets of PSUs are based on key performance indicators relating to the Company’s profitability and stakeholder returns, including measures like the following: revenue, market share, net income, earnings per share, EBIT and return metrics like Average of Industrial Return on Invested Capital (“RoIC”), Cumulative Adjusted Earnings per Share (“EPS”), operational metrics (e.g. quality improvements and improved credit rating) and market metrics (e.g. Total Shareholder Return). Under the LTIP, payouts for PSUs range from 30% of target for threshold performance achieved to 200% of target for maximum performance. The level of achievement of each applicable metric is determined independently. The LTIP may also include a downward/upward modifier for shareholder return measures, including Total Shareholder Return, which would act as a downward/upward multiplier that can adjust the payout of the award either upward or downward within a predefined performance band, but subject to an overall maximum payout of 200% of the target award.

The RSUs under the LTIP will vest three years from grant date, subject to continued employment of the Executive Director.

The LTIP is consistent with the Remuneration Policy as it relates to the executive officers and executive directors, as approved by the General Meeting of shareholders, and any other applicable rules and relevant provisions of law.

The Board of Directors believes that the Company’s A&R EIP and LTIP are in line with market trends for long-term equity incentive compensation arrangements. The Board of Directors furthermore believes that the LTIP, along with the share ownership guidelines which the Board of Directors has also approved for its Chair and Chief Executive Officer, increases the alignment between the Company’s performance and shareholder interests, by linking the executive director’s compensation opportunity to increasing sustainable shareholder value.

The Board reserves the right to amend, suspend or terminate any or all provisions of the new LTIP within the sole discretion of the Board subject to the consent of the award holder in certain cases.

The Board of Directors submits to the General Meeting of shareholders for its approval the requested maximum authorization for rights to subscribe for up to 20,000,000 common shares to be used for making grants to for executive directors and executive officers under the LTIP, all in accordance with and under the A&R EIP, the Remuneration Policy, the Articles of Association and Dutch law (including for the avoidance of doubt and insofar needed to issue common shares under rights to subscribe for shares already previously awarded to executive directors).

***

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants of awards under the A&R EIP. This description is not intended to, and does not, provide or supplement tax advice to grantees. Grantees are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the A&R EIP, including any state, local, or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options (“ISOs”)

A grantee will not recognize taxable income upon grant of an ISO. A grantee will not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the grantee generally will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price or (2) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a grantee’s disposition of shares acquired upon the exercise of an ISO for which the statutory holding periods (defined as on or after the later of (a) the second anniversary of the date of grant of the ISO and (b) the first anniversary of the date of exercise of the ISO) are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares (the tax basis in the acquired shares of shares for which the ISO holding periods are met generally being the exercise price of the ISO).

Nonstatutory Stock Options and SARs

The grant of a nonstatutory stock option (i.e., an option other than an ISO) or SAR will create no tax consequences at the grant date for the grantee or the Company. Upon exercising such an option or SAR, the grantee will recognize ordinary income equal to the excess of the fair market value of the vested shares (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) and FUTA taxes (“employment taxes”) in respect of such amounts. A grantee’s disposition of shares acquired upon the exercise of a nonstatutory stock option or SAR generally will result in long- or short-term capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Restricted Stock

A grantee of restricted stock will generally not be subject to income taxation with respect to the shares at the time of grant. Instead, the grantee is subject to income taxation and employment taxes with respect to such restricted stock in the taxable year in which the shares are transferable or are no longer subject to such substantial risk of forfeiture, whichever is applicable. The amount that the grantee must include in gross income with respect to the restricted stock is the excess of the fair market value of the restricted shares at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the restricted stock. If any dividends are paid on such restricted stock prior to the lapse of the restrictions, they will be includible in income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

In lieu of the foregoing, a grantee of restricted stock can make a special election under Section 83(b) of the Code to include in gross income, for the taxable year in which the restricted shares are granted, the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the share. Such income will be subject to income tax withholding and employment taxes at such time. If this election is made, dividends paid on the restricted stock will be subject to the normal rules regarding distributions on shares and no additional income will be recognized by the grantee upon the lapse of the restrictions. If the restricted stock is forfeited before the restrictions lapse, no deduction or capital loss will be available to the grantee.

RSUs or PSUs

A grantee of an RSU or PSU will generally not be subject to income taxation at grant. Instead, the grantee will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery. The recipient will be subject to employment taxes at the time any portion of such award is deemed vested for tax purposes. If any dividend equivalent amounts are paid to the grantee, they will be includible in the grantee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Cash Awards

Any cash received pursuant to a cash award will be treated as compensation income received by the grantee generally in the year in which the grantee receives such cash, and such amount will generally be deductible by the Company or one of its subsidiaries.

Additional Medicare Tax

The grantee will also be subject to a 3.8% tax on the lesser of (i) the grantee’s “net investment income” for the relevant taxable year and (ii) the excess of the grantee’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the grantee’s circumstances). The grantee’s net investment income generally includes net gains from the disposition of shares.

Deduction

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of shares pursuant to an RSU or a PSU, the exercise of an option or SAR or the lapse of restrictions on restricted stock. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of shares, and is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” under Section 162(m) of the Internal Revenue Code of 1986.

Section 409A

All awards under the A&R EIP may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The A&R EIP and awards under the A&R EIP are intended to be designed and administered so that any awards under the A&R EIP will not give rise to any negative tax consequences to the recipient under these provisions.

New Plan Benefits

The amount of each participant’s awards, if any, for 2025, will be determined in the discretion of the HCC Committee and therefore cannot be calculated. As a result, the benefits that will be awarded or paid under the A&R EIP are not currently determinable. The equity-based awards granted for the year 2024, which would not have changed if the A&R EIP had been in place instead of the current equity incentive plans, are set forth in the following table.

Name and Position	Grant Date Fair Value of Stock and Option Awards ($)	Number of Shares of Stock or Units (#)

Gerrit Marx CEO	$18,500,033	1,977,712

Scott W. Wine Former CEO	-	-

Oddone Incisa CFO	$2,239,450	230,254

Stefano Pampalone Agriculture Chief Commercial Officer	$967,902	99,517

Kelly Manley Chief Human Resources Officer	$757,995	77,935

Roberto Russo Chief Legal & Compliance Officer	$842,184	86,591

Tom Verbaeten Chief Supply Chain Officer	$879,872	90,466

All Current Executive Officers	$24,767,043	2,619,342

All Current Directors who are not Executive Officers	$1,761,197	191,992

Non-Executive Officer Employee Group	$35,756,429	3,729,700

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) provides CNH shareholders and other stakeholders with information about CNH’s performance, compensation framework, compensation decisions, and associated governance for the Company’s Named Executive Officers (“NEOs”) in 2024. As part of a commitment to transparency and shareholder engagement, CNH includes a CD&A that combines the disclosures required under Dutch law and the Dutch Corporate Governance Code (the “Dutch Code”) in the remuneration section of the Company’s annual report.

Named Executive Officers (NEOs)

Name	Position

Gerrit Marx(1)	Chief Executive Officer (CEO); Head of Agriculture

Oddone Incisa	Chief Financial Officer (CFO)

Stefano Pampalone	Chief Agriculture Commercial Officer (CCO)

Roberto Russo	Chief Legal and Compliance Officer (CLO)

Kelly Manley	Chief Human Resources Officer (CHRO)

Scott W. Wine(2)	Former Chief Executive Officer (CEO)

Tom Verbaeten(3)	Chief Supply Chain Officer (CSCO); Former Officer

(1)	Mr. Marx started serving as CEO, effective July 1, 2024.
(2)	Mr. Wine served as CEO before resigning from the Company, effective July 1, 2024.
(3)

Mr. Verbaeten served as an executive officer from January 1 to August 1, 2024, when reorganizations created changes to his role. Due to his service as an executive officer for part of fiscal year 2024, he is a NEO for 2024.

Organizational and Leadership Changes

CNH navigated through organizational shifts, experiencing changes in CEO and NEO roles. On July 1, 2024, Gerrit Marx rejoined CNH as CEO from Iveco Group, where he also served as CEO, replacing former CEO Scott Wine. This change in CEO and subsequent leadership adjustments resulted in the CEO being directly responsible for Agriculture, while Construction continued reporting to the CEO as an independent business unit.

Executive Summary

Performance Highlights

In fiscal 2024, the Company faced an industry downturn and economic challenges, impacting overall financial performance. As the downcycle continued and accelerated in North America in the final quarter, the Company reduced channel inventory and planned for further actions to continue in 2025. The focus shifted to positioning for success in 2025 and the upcoming industry upcycle, with structural cost reductions positively contributing to through-cycle margins.

Despite the challenging market environment, the Company remained committed to delivering value to its shareholders, returning an unprecedented $1.3 billion through dividends and share repurchases.

CNH also identified opportunities for innovative progress, continuing its commitment to supporting the farmers and construction workers around the world by successfully launching over 50 agriculture and 20 construction products. Organizational adjustments were also implemented to prioritize product quality, world class manufacturing, and technological innovation and integration.

Compensation Philosophy

CNH’s compensation philosophy and programs are designed to instill a strong performance culture through a pay for performance structure, rigorous performance management, and incentives aligned with company goals. The philosophy and corresponding programs are consistently reviewed to leverage market best practices and to perform comparisons against key competitors.

Principle	Execution

Pay for Performance

Compensation is based on merit, considering Company performance, individual performance, and promotion of Company values. The majority of NEO compensation, excluding one-time compensation elements, is delivered through short and long-term at-risk elements.

Provide Competitive Compensation	Compensation levels are set to be competitive relative to a clearly defined, comparable, market-reference peer group targeting a median revenue broadly aligned with the Company.

Support Business Strategy & Align with Goals	Compensation is linked to achievement of goals that align with Company objectives.

Ensure Business Cycle Alignment	Driving toward alignment with other companies in the industry given the cyclical nature of agriculture and construction businesses.

Commitment to Sustainability

Sustainability quantitative metrics are incorporated into bonus calculations for salaried participants. Engagement surveys are conducted regularly covering the salaried population, with strategic adjustments and actions taken following results.

Align with Stakeholders’ Interests

Performance goals align with the interests of Company shareholders and other stakeholders. Long-term Incentives (LTIs) are delivered in the form of equity awards, with PSUs subject to a relative Total Shareholder Return (“TSR”) multiplier. Share ownership guidelines reinforce long-term thinking and a focus on sustainable value creation.

Comply with Regulations & Policies	Incentive-based compensation paid to executive officers are subject to the Company’s Compensation Recovery Policy.

Support Share Ownership	Members of the Global Leadership Team are subject to share ownership guidelines.

Compensation Policies and Practices

CNH’s compensation framework is supported by various policies and practices that further support the compensation philosophy and reflect CNH’s high corporate governance standards. The policies also reflect the global nature of the executive leadership team and are designed to align with local market norms where relevant:

•	Set challenging performance targets with pre-determined stretch goals.
•	Prioritize pay for performance by balancing short- and long-term time horizons, conducting scenario analyses to assess alignment.
•	Deliver the majority of NEO compensation in the form of at-risk, performance-based pay.
•	Maintain robust share ownership guidelines.
•	Operate a simple, transparent structure with goals, values, and performance management cascading throughout the Company.
•	Apply double trigger equity treatment on a change in control.
•	Apply a five-year holding period to CEO equity awards from the date of grant.
•	Encourage prudent risk taking and design programs that do not encourage unnecessary or excessive risk.

•	Prohibit guaranteed compensation and loans for NEOs.
•	Avoid excessive compensation practices.
•	Engage with shareholders to inform decision making.

Use of Market Data

The Company periodically benchmarks its executive and NEO compensation programs relative to a defined peer group of companies similar to CNH’s size and industry. The HCC Committee approved a revised peer group in 2024 (the “2024 Compensation Peer Group”), which was adjusted from the peer group used in 2023 (the “2023 Compensation Peer Group”).

KION Group AG was removed from the peer group for 2024, while Honeywell International Inc., Johnson Controls International plc, and Koninklijke Philips N.V. were newly added.

The 2024 Compensation Peer Group is comprised of a combination of companies based in the U.S. and Europe with a view of positioning CNH near the median of key financial scoping criteria, primarily revenue and market capitalization.

•

The U.S. listed companies in the 2024 Compensation Peer Group are: AGCO Corporation, Caterpillar Inc., Cummins Inc., Deere & Company, General Dynamics Corporation, Honeywell International plc, Illinois Tool Works Inc., Johnson Controls International plc, PACCAR Inc., Parker-Hannifin Corporation, and Westinghouse Air Brake Technologies Corporation.

•	The European listed companies are: Actividades de Construcción y Servicios, S.A., Alstom SA, Continental Aktiengesellschaft, Koninklijke Philips N.V., Sandvik AB, and AB Volvo.

When benchmarking compensation for the NEOs other than the CEO, the Company considers a combination of market data provided by its consultant, WTW, and internal resources. Similar principles are used in identifying survey data based on size and industry applicability. In assessing compensation levels and setting individual NEO pay, the Company primarily references various factors such as country, scope of role, market data, and experience.

2024 Target Compensation Mix

The following table provides a summary of key compensation components for the current NEOs, excluding one-time compensation elements, in alignment with our compensation philosophy, policies, and practices.

Element & Purpose	Target Compensation Mix(1)		Pay for Performance Rationale
	CEO	NEO
Base Salary • Attract and retain well-qualified executives. • Provide sufficient fixed pay to discourage inappropriate risk-taking.			• Set based on the NEO’s role, market data, skills, geographic scope, and prior experience.
Annual Bonus • Drive near-term business priorities. • At-risk, variable compensation motivates achievement of objectives critical to operations, annual strategic plans, safety, and sustainability.

Metrics:

• 40%-Consolidated Adjusted EBIT Margin %

○ If 70% of target hurdle isn’t met, no annual bonus is paid out regardless of other achievement.

• 20%-Consolidated Revenues @ CC ($M)

• 20%-Cash Conversion Ratio %

• 10%-CO2 Emissions %

• 10%-Accident Frequency Rate

• For non-CEO NEOs, individual performance modifier at Board discretion can be applied.

Payout Range: 30% - 200%

2024 plan paid out at 31.4% of target.

Long-Term Equity Incentives

• Linked to long-term value creation.

• Support, encourage, and recognize achievement of long-term strategic objectives.

• Facilitate stock ownership and retention.

• Motivate strong leadership and sustainable value creation.

• Align NEOs’ interests with those of shareholders.

Metrics:

• 50%-Cumulative Adjusted Diluted EPS

• 50%-Average Industrial RoIC

• +/-25% multiplier-Cumulative Relative TSR

Payout Range: 30% - 200%

2022-2024 PSU plan paid out at 59.9% of target. The CEO did not receive a payout as he was not employed by CNH at the time of grant.

Settled in CNH Industrial common stock.

Benefits and Contractual Agreements • Attract and retain well-qualified leaders. • Provide certain post-employment and other benefits.			• Certain provisions and contractual terms are given to some Global Leadership Team members. • See the Benefits Summary Table by NEO in the Benefits Section for more information.

(1)	Does not include former CEO or former executive officer compensation.

2024 Target Compensation Snapshot

The following table provides the 2024 total direct compensation for NEOs, not compensation actually received, reflecting the Company’s compensation principles of competitive pay aligned with performance and business strategies. Notably, the total target compensation for Mr. Marx is competitive to market peers given his experience and substantially lower than that of his predecessor.

Name	2024 Annual Base Salary Rate(1)	2024 Target Bonus	2024 Target Equity Grant Value	Equity Vehicle Mix		2024 Target TDC
				PSUs	RSUs

Gerrit Marx	$1,250,000(1)	$1,875,000	$9,000,000	100%	0%	$12,125,000

Oddone Incisa	€655,200	€655,200	€2,457,000	67%	33%	€3,767,400

Stefano Pampalone	CHF 564,271(2)	CHF 451,417	CHF 1,128,542	67%	33%	CHF 2,144,230

Roberto Russo	€420,000	€315,000	€840,000	67%	33%	€1,575,000

Kelly Manley	$445,000(3)	$337,750	$890,000	67%	33%	$1,668,750

Tom Verbaeten	€498,789(4)	€374,092	€997,579	67%	33%	€1,870,459

Scott W. Wine	$1,700,000(1)	$3,400,000	$12,000,000	75%	25%	$17,100,000

(1)

For Messrs. Marx and Wine, the compensation listed reflects their annual target direct compensation determined in accordance with their respective employment agreements, not the compensation actually received for their partial year of service in 2024. Mr. Marx’s actual salary earned in 2024 was $625,000 since he was in role for 6 months of the year. Mr. Wine’s actual salary earned in 2024 was $882,692 since he was in role for 6 months of the year.

(2)

Mr. Pampalone’s salary increased from CHF 517,500 to CHF 564,271 and his bonus target decreased from 100% of base to 80% of base on August 1, 2024, reflecting his role change from President, Construction to Chief Commercial Agriculture Officer, bringing his target compensation more in line with the external market.

(3)	Ms. Manley’s annual base salary increased from $364,000 to $445,000 effective January 8, 2024, reflecting her appointment to the CHRO role.
(4)	Mr. Verbaeten’s annual base salary increased from €482,668 to €498,789 effective July 1, 2024, reflecting a statutorily required cost of living adjustment of 3.34%.

2024 Compensation Decisions and Outcomes

The following sections detail NEO and former NEO compensation and incentive outcomes for 2024. The HCC Committee approved the 2024 compensation design with reference to CNH’s strategic priorities, communicated goals, and market practices.

CEO Compensation

Mr. Marx’s at-risk variable target compensation is based on objective and quantifiable company performance. 90% of Mr. Marx’s target compensation (excluding one-time compensation elements) is variable in nature, with 74% of his target compensation awarded in equity. His target compensation is fixed through 2027.

For 2024, Mr. Marx received an RSU grant with an initial grant value of $11,920,000, which is intended to offset economically equivalent long-term incentive opportunities forfeited from Mr. Marx’s prior employer. RSUs were selected as the grant vehicle for the purpose of more closely aligning with the timing of the value realized with that of the forfeited equity and to further support alignment with shareholders. The initial RSU grant vests in two installments. Approximately 58.5% vested on February 28, 2025, and approximately 41.5% will vest on February 28, 2026, subject to Mr. Marx’s satisfactory performance and continued employment with the Company as of each such date.

Additionally, Mr. Marx will receive a cash sign-on bonus of €412,500, which is intended to replace the annual bonus incentive opportunity that he forfeited from his prior employer. The bonus is payable by April 30, 2025, subject to Mr. Marx’s continued employment through the date of payment.

Beginning in 2025, Mr. Marx’s annual equity incentive (target grant date value of $9,000,000) will be delivered 100% in the form of PSUs.

Former CEO Compensation

Mr. Wine was appointed as CEO of CNH in 2021 and his target compensation was fixed for the entirety of his tenure, with his at-risk variable pay based on objective and quantifiable company performance. 90% of Mr. Wine’s target compensation was variable in nature, with 70% of his target compensation awarded in equity.

Mr. Wine resigned as CEO and Executive Director of CNH effective as of July 1, 2024. Mr. Wine’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company.

Upon his departure, Mr. Wine received a severance payment equivalent to one-year’s salary and a portion of outstanding equity awards prorated for his time employed during vesting periods subject to performance terms and conditions, per his employment agreement. Mr. Wine also remained eligible to receive a 2024 annual bonus based on actual performance and prorated for the portion of 2024 up to the effective date of resignation. This package acknowledges Mr. Wine’s leadership amidst difficult market conditions, delivering three straight years of record revenues and EBIT margins.

Base Salary

Summary of annual base salaries and corresponding year over year adjustments for NEOs.

NEO	2023 Annual Base Salary	2024 Annual Base Salary	Increase

Gerrit Marx	-	$1,250,000	-

Oddone Incisa	€655,200	€655,200	0.0%

Stefano Pampalone(1)	CHF 517,500	CHF 564,271	9.0%

Roberto Russo	€420,000	€420,000	0.0%

Kelly Manley(2)	$364,000	$445,000	22.3%

Tom Verbaeten(3)	€482,668	€498,789	3.3%

Scott W. Wine(4)	$1,700,000	$1,700,000	0.0%

(1)	Base salaries at end of 2023 and 2024. Increase reflects promotion to Chief Commercial Agriculture Officer role effective August 1, 2024.
(2)	Base salaries at end of 2023 and 2024. Increase reflects promotion to CHRO role effective January 8, 2024.
(3)	Base salaries at end of 2023 and 2024. Increase reflects a statutorily required cost of living adjustment increase of 3.34%.
(4)	Mr. Wine served as CEO before resigning from the Company, effective July 1, 2024.

CBP Incentives & Outcomes

The table below summarizes the purpose of each measure and performance results for the 2024 Company Bonus Plan (“CBP”). Corporate performance impacts payout for all employees participating in the plan.

CBP Measures(1)	Definition	Intended Impact

Consolidated Adjusted EBIT Margin %

•   Adjusted EBIT Margin is computed by dividing Adjusted EBIT by Net Sales.

•   Adjusted EBIT under U.S. GAAP is defined as net income (loss) before the following items: income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.

•   A plan payout will only occur if result is at or above 70% of target.

• Optimize productivity. • Focus on profitable product and services sales mix.

Consolidated Revenues at CC ($M)	• Consolidated Revenues in constant currency.	• Boost customer demand for products.

Cash Conversion Ratio %

•   Cash Conversion Ratio is computed by dividing Free Cash Flow of Industrial Activities by Adjusted Net Income.

•   Free cash flow is computed as consolidated cash flow from operating activities less cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.

•   Adjusted Net Income is defined as net income, less restructuring charges and non-recurring items, after tax.

• Measure working capital management. • Encourage informed capital expenditure decision-making.

CO2 Emissions %	• Reduction in emissions versus 2018, measured as percentage change in tons of CO2 emissions per hours of production in manufacturing.	• Promote energy efficient operations.

Accident Frequency Rate	• Number of injuries divided by the number of hours worked multiplied by 100,000.	• Improve workplace safety. • Encourage accountability for preventative action.

(1)	CNH adjusts U.S. GAAP financial measures for purposes of financial performance measure to ensure the results properly reflect management contributions.

The NEOs’ annual bonus delivered under the CBP is contingent on the achievement of pre-established financial measures, and company and individual performance achievements.

For the CEO, the annual bonus is fully based on corporate performance, pending any negative discretion applied by the HCC Committee, in alignment with Company policy and Dutch Code. For other NEOs, the annual bonus is based on a combination of corporate and individual performance, with individual performance based on achievements against previously determined performance goals.

Given the primary impact of the Agriculture business on the Company’s fiscal 2024 financial results, the cyclicality, trends, and downturn of the general agricultural industry were considered when establishing performance targets for the CBP to ensure rigorous but achievable goals throughout the cycle. The following goals and achievements were approved by the HCC Committee and the Audit Committee for the 2024 annual bonus, with a final Company Performance Factor (“CPF”) of 31.4%.

Measure(1)	Weight	Threshold	Target	Maximum	Actual	Actual vs. Target	Weighted CPF

Consolidated Adjusted EBIT Margin %	Hurdle(2)	8.8%	N/A	N/A	9.5%	Exceeded	N/A

Consolidated Adjusted EBIT Margin %	40%	10.9%	12.5%	15.6%	9.5%	76.0%	0.0%

Consolidated Revenues @ CC ($M)(3)	20%	$19,649	$22,456	$25,824	$20,075	89.4%	8.1%

Cash Conversion Ratio %	20%	59.5%	70.0%	105.0%	-29.9%	-42.7%	0.0%

CO2 Emissions %	10%	-33.8%	-35.6%	-40.9%	-37.9%	106.5%	14.3%

Accident Frequency Rate(4)	10%	0.104	0.099	0.084	0.059	140.4%	9.0%(5)

Payout Impact	100%	30%	100%	200%	-	-	31.4%

(1)	CNH adjusts U.S. GAAP financial measures for purposes of financial performance measure to ensure the results properly reflect management contributions.
(2)	If this hurdle level of Consolidated Adjusted EBIT Margin is not achieved, no annual cash incentive will be paid regardless of the level of performance achievement in respect to the other measures.
(3)	At Constant Currency.
(4)	Accident Frequency Rate has a declining goal value for maximum payout, so a value lower than target is an exceeds target achievement.
(5)	Discretionary downward adjustment made in Accident Frequency Rate Weighted Payout Factor.

The table below summarizes the resulting annual cash incentives in U.S. dollars earned by the NEOs under the 2024 CBP, all impacted by the 31.4% CPF and individual performance, which is driven by achievement of predetermined goals.

NEO	Eligible Earnings	Bonus Target (% of Eligible Earnings)	2024 Earned Incentive

Gerrit Marx(1)(2)	$631,831	150%	$297,600

Oddone Incisa	€655,200	100%	€164,600

Stefano Pampalone(3)	CHF 536,988	91.24%	CHF 192,300

Roberto Russo	€420,000	75%	€108,800

Kelly Manley	$445,000	75%	$110,000

Tom Verbaeten	€491,887	75%	€115,800

Scott W. Wine(1)(2)	$840,710	200%	$528,000

(1)	Prorated for the portions of the year during which Messrs. Marx and Wine served as Chief Executive Officer.
(2)	No individual performance factors were considered in determining the outcomes of the CEO’s bonus.
(3)	Effective August 1, 2024, Mr. Pampalone received a change in Bonus Target % from 100% to 80%. The value in the table reflects the weighted target bonus for the time at each target percentage level.

Equity Incentives

Equity incentives delivered under the LTIP are a vital component of the CEO’s and NEOs’ overall reward packages. Equity is delivered in a combination of PSUs and RSUs. The Company does not pay dividends or dividend equivalents on PSUs and RSUs.

NEO	2024-2026 LTIP Target Amount (USD)(1)	PSU Weight	RSU Weight

Gerrit Marx(2)	9,000,000	100%	0%

Oddone Incisa	2,659,408	67%	33%

Stefano Pampalone	1,282,258	67%	33%

Roberto Russo	909,199	67%	33%

Kelly Manley	890,000	67%	33%

Tom Verbaeten	1,079,759	67%	33%

Scott W. Wine(3)	-	-	-

(1)	The non-U.S. based NEOs LTI targets are converted to U.S. dollars using the 2024 average year exchange rate as disclosed in the Summary Compensation Table.
(2)	Excludes the initial RSU award related to Mr. Marx’s appointment to CEO in 2024.
(3)

Mr. Wine’s target LTI at the beginning of 2024 was $12,000,000, with 75% of the equity coming in PSUs and 25% in RSUs. He did not receive an equity award under the LTIP in 2024, due to his resignation from the Company, effective July 1, 2024.

LTIP PSU Measures & Awards

The table below summarizes the purpose of each measure and performance results for the PSU portion of the 2022-2024 LTIP and 2024-2026 LTIP. Corporate performance impacts PSU payout for all employees.

LTIP Measures(1)	Weight			Definition	Intended Impact

Cumulative Adjusted Diluted Earnings per Share (EPS)	50%			Net income (loss) excluding any nonrecurring items (after tax), divided by the weighted average outstanding number of common shares on a fully diluted basis, measured on a cumulative basis.	Deliver bottom line earnings.

Average Industrial Return on Invested Capital (RoIC)	50%			Adjusted EBIT (after-tax) divided by Average Industrial Invested Capital, calculated as a three-year average.	Efficient use of capital.

Cumulative Relative Total Shareholder Return (TSR)	Multiplier			Three-year TSR measured relative to peers.	Deliver superior market returns.
	Category	Position	Multiplier
	Outstanding	≥75th Percentile	1.25
	Target	50th Percentile	1.00
	Threshold	≤25th Percentile	0.75

(1)	CNH adjusts U.S. GAAP financial measures for purposes of financial performance measures to ensure the results properly reflect management contributions.

CNH measures TSR performance relative to a TSR peer group. CNH’s TSR peers consist of companies with generally similar industry and financial characteristics as CNH.

•

For the 2022-2024 plan, the TSR is the weighted average of 2022-2023 cumulative TSR (67% weight) and 2024 cumulative TSR (33% weight), with the 2022-2023 period using the TSR peer group (disclosed below) approved in 2022, and the 2024 period using the TSR peer group (disclosed below) approved in 2024 for the 2024-2026 plan. The three-year period is split between two TSR peer groups because the peer group was changed during the performance period.

•

For the 2024-2026 plan, barring any future peer group changes, the 2024-2026 peer group below will be used to calculate the cumulative TSR for the 2024-2026 period. The peer groups are set forth in the table below.

Ticker	Company	Country	2022-2023	2024-2026

VOLV.B	AB Volvo	Sweden	X	X

AGCO	AGCO Corporation	U.S.	X	X

ALO	Alstom SA	France	X	X

BUCN	Bucher Industries AG	Switzerland	X	X

CAT	Caterpillar Inc.	U.S.	X	X

CMI	Cummins Inc.	U.S.	X	X

DE	Deere & Company	U.S.	X	X

HON	Honeywell	U.S.		X

HUSQ.B	Husqvarna AB	Sweden	X	X

KGX	Kion Group	Germany	X

JCI	Johnson Controls	Ireland		X

6301	Komatsu Ltd.	Japan	X	X

PHIA	Koninklijke Philips N.V.	Netherlands		X

6326	Kubota Corporation	Japan	X	X

SAND	Sandvik AB	Sweden	X	X

TEX	Terex Corporation	U.S.	X	X

TTC	The Toro Company	U.S.	X	X

TRMB	Trimble Inc.	U.S.	X	X

WAB	WABTEC(1)	U.S.	X	X

(1)	Westinghouse Air Brake Technologies Corporation

The NEOs’ PSU payout delivered is contingent on the achievement of pre-established financial measures and performance objectives, as demonstrated by the calculations shown below.

50%		50%		0.75x – 1.25x

Adjusted EPS	+	Industrial RoIC	x	Relative TSR Multiplier	=	Final Payout

Similar to establishing targets for short-term incentives, the Company considers the cyclicality and anticipated trends within the agriculture industry to establish challenging but attainable goals during the three-year performance period. The following tables describe the PSU payout based on company performance and achievement. Any earned and vested PSUs require approval from the HCC Committee.

PSU Payout Based on Achievement Relative to Performance Measures

2022-2024 LTIP(1)

Average Industrial Return on Invested Capital 50% Weight	Outstanding	≥20.2%	100	125	150	200
	Target	18.0%	50	75	100	150
	Threshold	15.3%	25	50	75	125
	Below Threshold	<15.3%	0	25	50	100

			<$3.88	$3.88	$4.56	≥$5.54

			Below Threshold	Threshold	Target	Outstanding

			Cumulative Adjusted Diluted Earnings per Share 50% Weight

(1)	2022-2024 LTIP results in payout as long as either financial metric achieves threshold or higher performance.

2024-2026 LTIP(1)

Average Industrial Return on Invested Capital 50% Weight	Outstanding	≥14.3%	115	125	150	175	200
	Above Target	12.4%	90	100	125	150	175
	Target	10.5%	65	75	100	125	150
	Below Target	8.6%	40	50	75	100	125
	Threshold	≥6.6%	30	40	65	90	115

			≥$1.91	$2.55	$3.19	$3.83	≥$4.47

			Threshold	Below Target	Target	Above Target	Outstanding

			Cumulative Adjusted Diluted Earnings per Share 50% Weight

(1)	2024-2026 LTIP requires both financial metrics to achieve threshold or higher performance to result for any payout to occur.

2022-2024 PSU Awards

The following goals and achievements were approved by the HCC Committee for 2022-2024 PSU awards, with a final CPF of 59.9%.

Measure(1)	Weight	Threshold	Target	Maximum	Actual	Actual vs. Target	Weighted CPF

Cumulative Adjusted Diluted Earnings per Share (EPS)	50%	$3.88	$4.56	$5.54	$4.14	90.8%	34.6%

Average Industrial Return on Invested Capital (RoIC)	50%	15.3%	18.0%	20.2%	17.0%	94.4%	40.7%

Pre-TSR Achievement	-	-	-	-	-	-	75.3%

Final TSR Multiplier	-	-	-	-	-	-	0.80(2)

Final CPF	-	-	-	-	-	-	59.9%

(1)	CNH adjusts U.S. GAAP financial measures for purposes of financial performance measures to ensure the results properly reflect management contributions.
(2)

TSR has been assessed relative to the 2022-2023 peer group for those years, with CNH ranking 13th out of 17 companies for the period, resulting in a multiplier of 0.75, weighted 67%. TSR has been assessed relative to the 2024 peer group for 2024, with CNH ranking 12th out of 19 companies for the period, resulting in a multiplier of 0.89, weighted 33%. The final TSR multiplier was 0.80.

Benefits

The Company seeks to align NEO benefits with local market norms and to provide eligible NEOs with participation in broader employee benefits programs offered in the countries where each NEO is based. Some provisions are specific to the NEO’s Global Leadership Team role. The following tables summarize the key benefits offered to each of the NEOs.

Benefits

NEO	Defined Contribution(1)	Car Benefit(2)	Benefit Allowances(3)

Gerrit Marx(4)(5)	Germany contract DC Plan: Insured pension scheme via Allianz-Pensions-Management e.V.	Per country lease car policy	N/A

Oddone Incisa	Italy contract DC Plan: FIPDAF	Per country lease car policy	N/A

Stefano Pampalone(6)	Swiss DC plan: LPP (second pillar)	Reimbursement in lieu of Swiss leased car	Legacy international transfer benefits

Roberto Russo	Italy contract DC Plan: FIPDAF	Per country lease car policy	N/A

Kelly Manley(7)	401k & NQ Deferred Compensation Plans	Per country lease car policy	N/A

Tom Verbaeten(8)(9)	Insured pension scheme via insurance company AG Insurance	Per country lease car policy	Benefit in Kinds and monthly allowances including Internet, Mobile and work expenses as well as eco & meal & gift vouchers

Scott W. Wine(7)(10)	401k & NQ Deferred Compensation Plans	Per country lease car policy	N/A

(1)

All NEOs participate in the defined contribution plans in their respective countries. In the U.S., CNH also has a nonqualified deferred compensation plan that allows contributions over the qualified 401(k) plan limits, in addition to additional elective deferrals. There are no supplemental plans offered by the Company in Belgium, Italy or in Switzerland. In Belgium, the annual CBP payment is deposited into an insured pension plan, as a kind of salary sacrifice plan which implies the gross cash bonus is paid as an employer contribution to a group insurance plan administrated by AG Insurance (insurance company). Belgian law foresees a minimum interest guarantee to be granted by the employer on these contributions. For 2024, the minimum interest guarantee was satisfied by the premium paid (CBP payment) and no additional cash payments by the employer were required.

(2)

Global Leadership Team members’ benefits follow their respective country’s car lease policy apart from a larger variety of brands and models available, if available, in their country. Mr. Pampalone receives reimbursement for a car leased in Italy in lieu of a Swiss leased car.

(3)

Mr. Pampalone receives an annual housing allowance of CHF 30,000, taxable to him, as part of a legacy agreement when he transferred to Lugano Switzerland from Italy in December 2012. For Mr. Verbaeten, these allowances total less than $10,000 annually.

(4)	As CEO, Mr. Marx was permitted in accordance with his employment agreement use of the corporate aircraft for domestic and in-region business and commuting purposes only.
(5)

In Germany, Gerrit Marx participates in an occupational pension scheme via a fully-reinsured Support Fund (“Allianz-Pensions-Management e.V.”) to provide longer-term savings opportunities on a tax-efficient basis for retirement and future income needs. Similar pension schemes are commonly offered by German companies for executives. Mr. Marx receives an employer contribution of 2.6% of the eligible pay up to the German Social Security Contribution Ceiling (SSCC). In 2024, the relevant SSCC amounts to €90,600. In addition, Mr. Marx may defer up to 6% of his salary. The Company also makes matching contributions on eligible employee contributions, providing a 100% match of the participant’s contributions. There was no minimum number of months of service to be completed to receive matching contributions from the Company. Participant deferrals, employer matching contributions, and related earnings are always 100% vested.

(6)

Mr. Pampalone is the only executive who receives tax equalization services. His position is based in Lugano, Switzerland but he also maintains tax residency in Italy. Per his employment agreement, his tax is equalized to Switzerland taxes, meaning the Company pays any higher Italy taxes, net (grossed up).

(7)

Ms. Manley and Mr. Wine are the only executives eligible for U.S. Retiree Healthcare. Ms. Manley’s eligibility will vest after reaching five years of Global Leadership Team service and a minimum age of 50. Mr. Wine’s eligibility would have vested after five years of service as CEO and a minimum age of 55, but such vesting conditions were not met as of his resignation.

(8)	The Company Bonus plan is deposited in the AG-insurance pension scheme in Belgium.
(9)

Mr. Verbaeten is the only executive participating in a pension, called the Voorzorgsfonds (Provident Fund) Groep New Holland België pension plan, aka Tractor Pension Scheme, a defined benefit pension plan. This plan foresees a lifetime monthly amount in retirement calculated on the basis of the last 3 years of salary and the number of years of completed service as of the retirement date payable via an annuity equal to 1.84% of pensionable salary per year of credited service (40-year service maximum). In Belgium, the plan is Defined Benefit pension scheme monitored via a separate self-administered pension fund (Voorzorgsfonds Groep New Holland België) under direct control of the Belgian control authorities (FSMA), which is managed by an acknowledged actuarian, EBCS. There is no monthly contribution by the Company but a guarantee that the Company will pay out a certain amount in retirement, as defined in the pension plan. However, the Company makes an annual contribution, which covers all employees in the plan, to the plan based upon a formula in the pension scheme as determined by the actuarian, EBCS. Mr. Verbaeten does not contribute to the plan.

(10)

As former CEO, Mr. Wine’s personal use of private aviation for commuting from his residence to Chicago was limited to 100 flight hours per year and additionally for a maximum of 75 hours per year of other personal travel. Any taxes associated with the personal use of the aircraft were the sole responsibility of the former CEO.

Contractual Severance Entitlements and Restrictive Covenants

NEO	Country of Agreement	Restrictive Covenants(1)	Severance(2)

Gerrit Marx	U.S. employment agreement	One year non-compete and non-solicitation	12 months

Oddone Incisa	Italy collective labor agreement specific for Dirigenti of CNH, IVECO and Stellantis plus 2019 Global Leadership Team terms agreement	One year non-compete and non-solicitation	34 months

Stefano Pampalone	Swiss employment agreement	One year non-compete and non-solicitation	17 months

Roberto Russo	Italy collective labor agreement specific for Dirigenti of CNH, IVECO and Stellantis	Two year non-compete and non-solicitation	34 months

Kelly Manley	U.S. employment agreement	Two year non-compete and three-year non-solicitation	24 months

Tom Verbaeten	Belgium employment agreement	One year non-compete and non-solicitation	28 months + 36 weeks’ notice period

Scott W. Wine	U.S. employment agreement	One year non-compete and non-solicitation	12 months

(1)	There is no additional compensation during the restrictive covenant period(s) as the Global Leadership Team terms and conditions are deemed full consideration for the restrictions.
(2)

See the table for “Potential Payments at Termination” for estimates based on eligibility as of December 31, 2024, and explanation of benefits. The eligible pay for Messrs. Incisa and Russo’s months of severance is base salary, the average of 3-year bonus, and car benefit. The other NEOs’ eligible pay is base salary.

Compensation Governance

Role of the HCC Committee

The HCC Committee is currently comprised of three independent directors. The directors are responsible for oversight of executive compensation, the Company’s remuneration policy, compensation of non-executive directors, the Company’s remuneration report, and broader human capital management matters, in accordance with U.S. Securities and Exchange Commission (“SEC”) rules and regulations and Dutch laws and the Dutch Code.

In undertaking its role, the HCC Committee has continued interaction with the CEO, Executive Chair, and other members of the Global Leadership Team, including the CHRO and Head of Total Rewards. No individual is present when the HCC Committee considers and discusses matters concerning such individual’s compensation. The Company also engages a compensation consultant, WTW, who routinely provides support to the HCC Committee upon request, across a broad range of compensation matters, inclusive of peer group development, market benchmarking, and incentive compensation design. The Company has reviewed the independence of WTW as a third-party consultant. The HCC Committee invites WTW to attend meetings at the HCC Committee’s discretion.
Compensation Risk
The Company is committed to maintaining and enhancing a culture focused on integrity and accountability. The Company has adopted several policies, including those detailed below, that reflect organizational culture and compensation principles of aligning executives’ interests with long-term shareholder value creation and encouraging prudent risk taking. These policies also support balancing risk assessments, specifically related to target performance ranges, incentive caps, performance metrics, and pay vehicles. Our control procedures have been reviewed and validated by external auditors. We have concluded that CNH’s executive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Share Ownership Guidelines
NEOs are subject to robust share ownership guidelines, which require them to build up an interest in CNH shares over time, as summarized below:

Requirement Component	Definition

Minimum Requirements	• Current CEO: five-times base salary • Other NEOs: three-times base salary

Time Horizon	• Within five years of policy implementation (2021) or an NEO’s date of appointment, as applicable

Covered Equity Interests	• Beneficially owned shares or shares in which the executive has a beneficial interest, e.g., owned by a spouse. • Unvested equity awards do not count towards the requirement.

Retention Requirement	• The CEO must hold vested shares for five years from grant date. • Other NEO’s must hold 50% of net shares following vesting until the share ownership requirement is met.
At the end of 2024, all NEOs complied with their respective share ownership requirement or were progressing towards their share ownership requirement within the permitted five-year time horizon.

Compensation Recovery Policy
The Company’s compensation recovery policy (the “Compensation Recovery Policy”) was adopted effective November 2, 2023, in accordance with SEC requirements and the NYSE listing standards. The Compensation Recovery Policy authorizes the Company to recover, or “clawback,” certain incentive compensation erroneously awarded predicated upon achieving financial results and the financial results are subsequently subject to an accounting restatement.

Policy Component	Definition

Covered Employees	All current or former executive officers.

Triggering Events	An accounting restatement resulting from material noncompliance with financial reporting requirements under securities laws.

Covered Compensation
Any compensation that is granted, earned, or vested based wholly or in part on the attainment of a Financial Reporting Measure, which are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measures are presented within the Company’s financial statements or included in a filing with the SEC.

Time Horizon	Incentive compensation received during the three-year period preceding the date on which the Company is required to prepare an accounting restatement.
Policies and Practices Related to the Grant of Certain Equity Awards
CNH does not currently grant stock options, stock appreciation rights, or similar option-like instruments. As such, CNH does not have a specific policy or practice on the timing of awards of options or option-like instruments in relation to the disclosure of material nonpublic information by CNH. In the event that CNH determines to grant awards of options or option-like instruments, the HCC Committee will evaluate the appropriate steps to take in relation to the foregoing.
Insider Trading Arrangements and Policies
CNH has adopted an insider trading policy governing the purchase, sale and/or other disposition of our securities by our directors and officers, our employees and other covered persons, as well as by CNH, that CNH believes is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. A copy of CNH’s insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Clawback Disclosure
In a Form
10-Q
filing and Q3 2024 financial results release on November 11
th
, 2024, CNH disclosed an “Immaterial Revision of Prior Period Financial Statements”, covering an immaterial error related to the highly inflationary accounting for its unconsolidated subsidiary in Turkey, TürkTraktör ve Ziraat Makineleri A.S. (“TürkTraktör”) in the quarterly and annual periods in fiscal 2023 and first and second quarters in fiscal 2024. In relation to this restatement, a review was conducted on impacts to previously awarded under the 2023 CBP and 2021-2023 LTIP.
For the 2023 CBP, the adjustments to financial results resulted in downwards adjustments to the Consolidated Adjusted EBIT Margin % and Consolidated Revenues @ CC ($M), leading to an adjustment of final CPF from the originally reported 90.7% to 86.9%. This new Company CPF was used to recalculate earned bonus amounts in accordance with the terms of the 2023 CBP.
The HCC Committee determined that the restatement did not have any impact on LTIP financial metrics nor TSR positioning relative to peers, and thus no clawback is needed for PSU grants.

The difference between the original awards and recalculated awards resulted in an aggregate amount of $281,000 to be recovered. As of December 31, 2024, the Company had started the process of clawing back erroneously awarded amounts. These clawbacks are expected to be completed by April 2025, and written agreements have been signed by all current executive officers.
Additional Information
Human Capital and Compensation Committee Report
The HCC Committee has reviewed and discussed with management the CD&A set forth above. Based on such review and discussions, the HCC Committee recommended to the Board that the CD&A be included in this Notice of Meeting and Proxy Statement for filing with the SEC and in the Remuneration section of the Dutch Annual Report.
Elizabeth Bastoni (Chair)
Richard Kramer
Howard W. Buffett

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of NEOs for the 2024 fiscal year. All values are in U.S. dollars unless otherwise noted.

Fiscal 2024 Summary Compensation Table

Name and Principal Position	Year	Salary (1)(2)(3)	Bonus $ (4)	Stock Awards $ (5)	Non-equity Incentive Plan Compensation (6)(7)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(9)	All Other Compensation (11)	Total

Gerrit Marx(10)	2024	625,000	-	18,500,033	297,600	-	74,963	19,497,596

CEO

Scott W. Wine	2024	882,692	975,000	-	528,000	-	1,193,469	3,579,161

Former CEO	2023	1,700,000	2,355,000	10,407,703	3,083,800	74,046	478,056	18,098,605

	2022	1,700,000	4,248,000	11,511,892	4,960,300	18,640	476,829	22,915,661

Oddone Incisa	2024	709,175	-	2,239,450	181,060	-	164,067	3,293,752

CFO	2023	702,159	-	2,424,600	636,886	-	231,305	3,994,950

	2022	663,421	-	2,470,857	1,064,632	-	323,954	4,522,864

Stefano Pampalone	2024	587,987	-	967,902	211,530	-	394,644	2,162,063

Agriculture Chief Commercial Officer	2023	570,791	-	1,041,122	543,630	-	252,470	2,408,013
	2022	524,056	-	1,010,805	688,086	-	240,749	2,463,696

Kelly Manley(10)	2024	441,885	-	757,995	110,000	-	79,256	1,389,136

Chief Human Resources Officer

Roberto Russo(10)	2024	454,599	-	842,184	119,680	-	98,889	1,515,352

Chief Legal & Compliance Officer

Tom Verbaeten(10)	2024	497,198	-	879,872	127,380	297,731	1,103,128	2,905,309

Chief Supply Chain Officer

(1)	Mr. Marx commenced employment with CNH as CEO, effective July 1, 2024. For Mr. Marx, the 2024 amount reflects the salary earned while serving as CEO.
(2)

For Mr. Wine, the amount reflects the salary earned while serving as CEO through July 1, 2024, and includes deferrals into the CNH Industrial Deferred Compensation Plan. Salary amounts deferred in 2024 are shown in the Fiscal 2024 Nonqualified Deferred Compensation Table. The separation amount for Mr. Wine is reported in the Other Compensation table.

(3)

For the non-U.S. based NEOs, their local currency base earnings were converted to U.S. dollars (USD) using the average year exchange rate. For each fiscal year, the table below shows the exchange rates (USD per local currency) used for each of the non-U.S. based NEOs:

Name	Local Currency	2024 Average Exchange Rate	2023 Average Exchange Rate	2022 Average Exchange Rate

Oddone Incisa	EUR	1.0824	1.0813	1.0530

Stefano Pampalone	CHF	1.1362	1.1124	1.0481

Roberto Russo	EUR	1.0824

Tom Verbaeten	EUR	1.0824

Gerrit Marx	GBP	1.2785

Gerrit Marx	EUR	1.0824

(4)

For Mr. Wine, the amount in 2024 was the third and final installment of a cash award totaling $7,578,000, which offset the former CEO’s forfeited long-term awards from a prior employer which were not covered by CNH 2021-2023 LTIP awards. For Mr. Wine, the amount in 2022 and 2023 was the first and second, respectively, of such three annual installments.

(5)

Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 18, “Share-Based Compensation,” of our consolidated financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Form 10-K”). For PSUs, the value at the grant date is based upon a target payout of the performance metric over the three-year performance period. For the PSUs granted in 2024, if the highest level of payout were achieved, the value of the PSU awards as of the grant date would be as follows: $14,154,132 (Marx), $3,082,315 (Incisa), $1,332,186 (Pampalone), $1,043,276 (Manley), $1,159,160 (Russo), and $1,211,028 (Verbaeten). RSUs will vest three years after the grant date, at which time they may be settled in CNHI common stock. Refer to the Fiscal 2024 Grants of Plan-Based Awards table and footnote 6 thereto for a detailed description of the grant date fair value of stock awards.

(6)	Represents the annual bonus earned by the NEO based on actual company performance, as discussed in the CD&A under “2024 Compensation Decisions and Outcomes - CBP Incentives and Outcomes.”
(7)

Mr. Wine deferred 50% of the earned CBP bonus into the CNH Industrial Deferred Compensation Plan (DCP). Bonus amounts deferred in 2024 are shown in the Fiscal 2024 Nonqualified Deferred Compensation Table and relate to the 2023 plan year bonus.

(8)	For Messrs. Incisa, Pampalone, and Russo, their local currency 2024 cash bonuses were converted to USD using the following exchange rates: EUR 1.10000111283644, CHF 1.10000110581506.
(9)	As of January 1, 2024, participants in the DCP are no longer eligible to earn above market interest earnings thereunder.
(10)	In accordance with SEC rules, compensation information for years prior to 2024 are not included because the individuals were not NEOs in such years.
(11)	The amounts included in All Other Compensation incurred in fiscal year 2024 are detailed and explained in the following table:

Name	Car(a)(b)	Personal Usage of Corporate Aircraft (c)	Benefit Allowances (d)(e)	Tax Equalization (f)(g)	Retiree Healthcare (h)(i)	Defined Contribution Savings Plan Company Contributions (j)	Non- Qualified Deferred Contribution Plans(k)	Holiday Pay on LTI Vestings(l)	Severance and Vacation Payments(m)	Total

Gerrit Marx	14,062	-	8,812	15,134	-	36,954	-	-	-	74,962

Scott W. Wine	11,809	69,925	-	-	34,721	15,692	106,708	-	954,615	1,193,470

Oddone Incisa	5,649	-	-	-	-	158,418	-	-	-	164,067

Stefano Pampalone	148,187	-	34,086	25,488	-	186,882	-	-	-	394,643

Kelly Manley	-	-	-	-	26,230	27,730	25,296	-	-	79,256

Roberto Russo	4,834	-	-	-	-	94,055	-	-	-	98,889

Tom Verbaeten	4,736	-	-	-	-	-	-	1,098,392	-	1,103,128

(a)

The NEOs are eligible for a leased car pursuant to the Company’s car policy in each country in connection with the Company’s arrangements with Stellantis NV. The values provided reflect the value of each NEO’s selected car, as selected from a list of Stellantis brands, and per the respective NEO’s countries’ tax code. Ms. Manley does not utilize the leased car benefit that is available under the U.S. car policy.

(b)

Mr. Pampalone received a payment for the difference between the full leasing rate of the vehicle and the total of the monthly allowances previously paid from the car lease which ended in 2023, which totaled $81,955 of which $34,118 covers the tax and gross-up as per the car allowance policy in Switzerland. In addition, due to an early termination of his vehicle in Italy, he received $47,734 of which $20,457 covers the tax and gross-up as per the car allowance policy in Italy.

(c)

Per Mr. Wine’s employment agreement, he was allowed limited personal usage of the corporate aircraft as former CEO. For SEC disclosure purposes, the cost of personal use by Mr. Wine of the corporate aircraft is calculated based on the imputed income. The Company has a lease arrangement with Net Jets for corporate business and limited personal usage purposes. Mr. Marx is allowed usage of the corporate aircraft for business or commute purposes and did not use the corporate aircraft for personal usage in 2024.

(d)	Mr. Marx is reimbursed for the cost of private health and nursing care insurance as part of his employment agreement.
(e)	Mr. Pampalone receives an annual housing allowance of CHF 30,000, taxable to him, as part of a legacy agreement when his role transferred to Lugano, Switzerland from Italy in December 2012.
(f)	Mr. Marx is tax equalized to the United States as indicated in his employment agreement and receives tax equalization payments on compensation subject to tax outside of the United States.
(g)

Mr. Pampalone’s position is based in Lugano, Switzerland, but he is a resident of Italy for tax purposes. Per Mr. Pampalone’s employment agreement, he is tax equalized to Switzerland taxes, meaning the Company pays any amount in respect of Italian taxes that would result in Mr. Pampalone’s net taxes exceeding what he otherwise would have paid in Switzerland.
(h)

Mr. Wine was eligible for the post-employment supplemental retiree healthcare if he remained employed until age 55 and had 5 years of CEO service. The amount includes the annual service cost as of July 1, 2024, his effective resignation day as CEO, of the future potential benefits per the annual actuarial valuation.

(i)

Ms. Manley is eligible for post-employment supplemental retiree healthcare if she remains employed until age 55 and has 5 years of Global Leadership Team member service. The amount includes the annual service cost of the future potential benefits per the annual actuarial valuation.

(j)

Except for Mr. Verbaeten, the NEOs participate in their countries’ defined contribution plan for salaried employees, and in the case of Messrs. Incisa and Russo, for Directors as defined in the “Contratto Collectivo di Lavoro per i Dirigenti” the collective Labor Contract for Directors. The amounts include the 2024 contributions the Company made into their respective savings plans. In Belgium, there is not a defined contribution plan.

(k)	For Mr. Wine and Ms. Manley, Company matching amounts above the qualified 401(k) plan limits are included above and are also disclosed in the non-qualified deferred compensation table.
(l)	Reflects the holiday pay on LTI vestings actually paid in 2024, including amounts due in respect of LTI vestings in prior years.
(m)

In connection with his departure from CNH, per Mr. Wine’s employment agreement, he received cash severance equal to one time his annual base salary, paid in installments over 12 months subject to execution and non-revocation of a release and continued compliance with restrictive covenants. Of the amount reported, $817,308 (48.1% of his base salary) is related to the portion of his cash severance paid in 2024 and the remaining $137,308 was the payment of earned but unused vacation time as of his last day of employment.

Fiscal 2024 Grants of Plan-Based Awards

The following table provides additional information regarding both the short-term and long-term awards and potential payout ranges for awards that were granted in fiscal 2024. The short-term incentive awards were granted under the 2024 CBP and the LTI awarded solely in equity awards consists of RSU and PSU awards under the CNH 2024-2026 LTI plan. The equity awards will deliver payout in future years subject to meeting the vesting and performance conditions. These awards are further described in the CD&A under “2024 Compensation Decisions and Outcomes - Equity Incentives.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Gerrit Marx CEO	6/21/2024	$284,324	$947,746	$1,895,492
	5/13/2024							1,189,620	$11,422,967
	11/15/2024				236,428	788,092	1,576,184		$7,077,066

Scott W. Wine Former CEO	2/26/2024	$504,426	$1,681,421	$3,362,842

Oddone Incisa CFO	2/26/2024	$212,757	$709,188	$1,418,377
	5/13/2024							75,984	$698,293
	11/15/2024				46,281	154,270	308,540		$1,541,157

Stefano Pampalone Agriculture Chief Commercial Officer	2/26/2024	$153,870	$512,900	$1,025,800
	5/13/2024							32,841	$301,809
	11/15/2024				20,003	66,676	133,352		$666,093

Kelly Manley Chief Human Resources Officer	2/26/2024	$100,125	$333,750	$667,500
	5/13/2024							25,719	$236,358
	11/15/2024				15,665	52,216	104,432		$521,638

Roberto Russo Chief Legal & Compliance Officer	2/26/2024	$103,950	$346,500	$693,000
	5/13/2024							28,575	$262,604
	11/15/2024				17,405	58,016	116,032		$579,580

Tom Verbaeten Chief Supply Chain Officer	2/26/2024	$121,475	$404,917	$809,834
	5/13/2024							29,854	$274,358
	11/15/2024				18,184	60,612	121,224		$605,514

(1)

For the non-equity incentive plan awards, the grant date is the date the HCC Committee approved the range of estimated potential payouts for the 2024 performance year under the CBP. For equity awards, the grant date is the date the HCC Committee approved grants under the 2024-2026 LTI plan.

(2)

These columns show the range of potential payouts under the CBP for the achievement of predetermined company performance metrics and goals. The metrics and range of performance goals for threshold, target, and maximum are described in the CD&A in the “2024 Compensation Decisions and Outcomes – CBP Incentives and Outcomes” section. For actual performance between threshold, target, and maximum, the earned CBP award will be prorated. For the NEOs other than the current and former CEO, an individual modifier between 0% and 125% will be applied based on the current CEO’s assessment of the NEO’s performance relative to individual and team goals set in the Company’s Performance Management Process (PMP) for 2024.

(3)

Represents the potential payout range of PSUs granted in November 2024. The number of shares that vest is based on the achievement of predetermined performance metrics and goals for the three-year period, January 1, 2024, through December 31, 2026. The metrics and range of performance goals for threshold, target, and maximum are described in the CD&A in the “2024 Compensation Decisions and Outcomes – Equity Incentives” section. At the end of the three-year performance period, the actual award, delivered as CNH Industrial common stock, can range from 0% to 200% of the original grant. The awards may be forfeited for unfavorable individual performance at the sole discretion of the HCC Committee. No dividend equivalents are earned during the vesting period.

(4)

Represents the number of RSUs granted in May 2024. RSUs will vest on May 10, 2027, at which time they will be settled in CNH Industrial common stock. The awards may be forfeited for unfavorable individual performance at the sole discretion of the HCC Committee. No dividend equivalents are earned during the vesting period.

(5)

Represents the number of RSUs granted in August 2024 to the CEO for his initial RSU award. 695,608 RSUs vested on February 28, 2025, and the remaining 494,012 will vest on February 26, 2026, subject to continued employment and Mr. Marx’s satisfactory performance, at which time they will be settled in CNH Industrial common stock. No dividend equivalents are earned during the vesting period.

(6)

Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2024 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For both the PSUs and RSUs, fair value is the market value of the underlying stock on the grant date, excluding dividends. The valuation of the PSUs assumes a target payout.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table itemizes outstanding RSUs and PSUs held by the NEOs, for the fiscal year ending December 31, 2024. Valuation depends on the stock price and PSUs also depend on achievement or overachievement of set goals included in the Company’s strategic business plan.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)

Gerrit Marx	8/10/2024	1,189,620	$13,286,122

	11/15/2024			788,092	$8,328,472

	Total	1,189,620	$13,286,122	788,092	$8,328,472

Scott W. Wine	5/20/2022	156,525	$1,773,428	494,375	$5,601,269

	5/10/2023	94,837	$1,037,592	299,536	$3,277,161

	Total	251,362	$2,811,020	793,911	$8,878,430

Oddone Incisa	5/20/2022	57,933	$656,381	115,867	$1,312,773

	5/10/2023	62,634	$685,266	127,166	$1,391,297

	5/10/2024	75,984	$802,991

	11/15/2024			154,270	$1,630,309

	Total	196,551	$2,144,638	397,303	$4,334,379

Stefano Pampalone	5/20/2022	23,700	$268,521	47,400	$537,042
	5/10/2023	26,895	$294,253	54,605	$597,422

	5/10/2024	32,841	$347,060

	11/15/2024			66,676	$704,625

	Total	83,436	$909,834	168,681	$1,839,089

Kelly Manley	5/20/2022	16,233	$183,920	32,467	$367,851

	5/10/2023	16,896	$184,856	34,304	$375,313

	5/10/2024	25,719	$271,796

	11/15/2024			52,216	$551,813

	Total	58,848	$640,572	118,987	$1,294,977

Roberto Russo	5/20/2022	19,633	$222,442	39,267	$444,895

	5/10/2023	22,077	$241,540	44,823	$490,399

	5/10/2024	28,575	$301,978

	11/15/2024			58,016	$613,107

	Total	70,285	$765,959	142,106	$1,548,401

Tom Verbaeten	5/20/2022	20,367	$230,758	40,733	$461,505

	5/10/2023	23,628	$258,509	47,972	$524,852

	5/10/2024	29,854	$315,494

	11/15/2024			60,612	$640,541

	Total	73,849	$804,761	149,317	$1,626,898

(1)

The RSUs granted to Mr. Marx on August 10, 2024, vest in two installments: 695,608 shares vested on February 28, 2025, and the remaining 494,012 shares vest on February 28, 2026. The RSUs granted on May 10, 2024, vest on

May 10, 2027, the RSUs granted on May 10, 2023, vest on April 30, 2026, and the RSUs granted on May 20, 2022, vest on April 30, 2025. The RSUs will be settled in CNH Industrial common stock.
(2)

The amount shown represents the number of RSUs that have not vested multiplied by the closing price for CNH Industrial common stock on the NYSE on December 31, 2024, which was $11.33, less the present value of future dividends. Unvested awards do not receive dividend equivalents.

(3)

The outstanding PSUs that were granted on May 20, 2022, vest on February 28, 2025, subject to the final determination of the 3-year performance. The number of PSUs for those grants represents the expected performance payout based on achievement, which is trending at target (100%) as of December 31, 2024. The PSUs granted on May 10, 2023, vest on February 28, 2026, subject to the final determination of the 3-year performance, which was trending at target (100%) as of December 31, 2024. The PSUs granted on November 15, 2024, vest on February 28, 2027, subject to the final determination of the 3-year performance, which was trending at target (100%) as of December 31, 2024. The PSUs will be settled in CNH Industrial common stock.

(4)

The amount shown represents the number of PSUs that have not vested multiplied by the closing price for CNH Industrial common stock on the NYSE as of December 31, 2024, which was $11.33, less the present value of dividends which varies by award. Unvested awards do not receive dividend equivalents.

Stock Awards Vested at Fiscal 2024 Year-End

The following table shows the equity awards that vested during 2024 for the NEOs.

NEO	Vesting Date	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)(3)(4)

Scott W. Wine	2/28/2024	4,771,710	$57,045,793

	4/30/2024	289,120	$3,320,543

	Total	5,060,830	$60,366,336

Oddone Incisa	2/28/2024	952,240	$11,563,660

	4/30/2024	77,748	$959,305

	Total	1,029,988	$12,522,965

Stefano Pampalone	2/28/2024	440,158	$5,242,282

	4/30/2024	28,377	$323,498

	Total	468,535	$5,565,780

Kelly Manley	2/28/2024	172,936	$2,067,450

	4/30/2024	15,490	$177,903

	Total	188,426	$2,245,353

Roberto Russo	2/28/2024	191,164	$2,321,427

	4/30/2024	21,763	$268,526

	Total	212,927	$2,589,953

Tom Verbaeten	2/28/2024	387,373	$4,631,044

	4/30/2024	25,700	$295,165

	Total	413,073	$4,926,209

(1)

The amounts vesting on February 28, 2024, reflect the PSUs earned, based on a 183.3% payout factor, from the 2021-2023 LTIP. The amounts vesting on April 30, 2024, reflect the vesting of the final installment of the RSUs from the 2021-2023 LTIP. All NEOs sold shares to cover their respective tax withholding obligation for both vesting dates.

(2)

The FMV of the PSUs vesting on February 28, 2024, was $11.9550 per share, the average of the high and low prices, for Messrs. Wine and Verbaeten and Ms. Manley. The FMV of the RSUs vesting on April 30, 2024, was $11.4850 per share, the average of the high and low prices, for Messrs. Wine and Verbaeten and Ms. Manley.

(3)

The FMV of the PSUs vesting on February 28, 2024, was $12.1436 per share, the average of the closing price for the prior 30 days, for Messrs. Incisa and Russo. The FMV of the RSUs vesting on April 30, 2024, was $12.3386 per share, the average of the closing price for the prior 30 days, for Messrs. Incisa and Russo.

(4)

The FMV of the PSUs vesting on February 28, 2024, was $11.910 per share, the closing price, for Mr. Pampalone. The FMV of the RSUs vesting on April 30, 2024, was $11.400 per share, the closing price, for Mr. Pampalone.

Benefits

Fiscal 2024 Pension Benefits

Mr. Verbaeten, who is based in Belgium, participates in a qualified defined benefit pension plan that provides a monthly lifelong payable pension calculated on the basis of final pensionable salary and completed service at retirement. Mr. Verbaeten participates in the “Tractor Pension Scheme” (the “Scheme”) which is the closed pension scheme in place for the former New Holland Tractor LTD employees. The Scheme was closed to new entrants as from January 1, 1997.

The following table shows the present value of accumulated benefit using assumptions consistent with the Company’s financial disclosure on the Scheme.

NEO & Position	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year

Tom Verbaeten Chief Supply Chain Officer	Tractor Pension Scheme	29.7	€2,311,944	€0

(1)	The years of credited service as of December 31, 2024. Mr. Verbaeten entered the company August 22, 1994.
(2)

The present value of the accumulated benefit fluctuates year-over-year for market conditions impacting the financial assumptions used, primarily the discount rate. The actual benefit is adjusted annually for service, inflation and salary increases.

Features of the Scheme	Definition / Description

Form of Benefit

Lifelong payable annuity as from retirement based on individual’s service and final pensionable salary. The benefit is paid as a monthly pension with the voluntary option to convert 100% of the pension into a cash lump sum.

Pensionable Service	Actual service completed since the date of affiliation, limited to a maximum of 40 years (“Pensionable Service”).

Reference Salary	Part of the annual base salary, i.e. total fixed salary including legal vacation pay and 13th month, which exceeds an annually indexed ceiling (€33,528 as at January 1, 2024).

Pensionable Salary	Average of the annual reference salaries (monthly salary x 13 months) for the 3 years preceding retirement.

Accrual Rates	1.84% of final Pensionable Salary for each year of Pensionable Service.

Normal Retirement Date	The earliest date for an unreduced benefit is age 65. The normal legal retirement date for Tom is May 1, 2036.

Revaluation Prior to Retirement	Actuarial reduction on the basis of the legally prescribed technical bases (i.e. interest rate 6% and mortality tables MR/FR as at December 31, 2024).

Nonqualified Deferred Compensation Plan Benefits

In the U.S., CNH offers the Case New Holland Industrial Inc. 2005 Deferred Compensation Plan (the “Company Deferred Compensation Plan”) to certain U.S. salaried employees, including U.S. based NEOs, to provide longer-term savings opportunities on a tax-efficient basis for retirement and future income needs. Similar deferred compensation benefits are commonly offered by U.S. companies with which we compete for talent.

Eligible participants may elect annually to tax defer up to 90% of their salary and eligible bonus and also elect supplemental contributions over the qualified plan limits under the Company’s U.S.

Retirement Plan (a 401(k) plan). The Company also makes matching contributions on eligible employee contributions. The participant must complete a year of eligibility service to begin receiving matching contributions, which was waived for Mr. Wine, as part of his CEO employment agreement. The Company matches 200% of the first 2% of eligible pay and then 100% of the next 8% of pay that is contributed to the 401(k) plan and the Company Deferred Compensation Plan, for a maximum match of 12% of eligible pay. No exceptions were made for Kelly Manley or other NEOs in the Company Deferred Compensation Plan.

Participant deferrals and related earnings are always 100% vested. Employer Matching Contributions vest after three years of continued service.

The CNH Industrial Deferred Compensation Plan accounts are credited with a rate of return based on the investment election made from a list of allowable investment options by the participant on all participant and Company matching contributions.

Participants are permitted to invest their deferrals in the investment choices offered by Fidelity. Participants can elect payment according to a fixed schedule or upon a termination of employment, generally either in lump sum or annual installments over a period not to exceed 10 years.

Fiscal 2024 Nonqualified Deferred Compensation Table

NEO & Position	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at Last FYE ($)(4)(5)

Scott W. Wine Former CEO	CNH Industrial Deferred Compensation Plan	1,974,746	106,708	166,724	-	12,475,075

Kelly Manley Chief Human Resources Officer	CNH Industrial Deferred Compensation Plan	21,189	25,296	107	-	46,592

(1)

The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2024 Summary Compensation Table under the “Salary” and “Non- Equity Incentive Plan Compensation” columns. Mr. Wine deferred 20% of salary in excess of tax-qualified 401(k) plan limits and additional 25% of salary and 50% of bonus. Ms. Manley deferred 10% of salary in excess of tax-qualified 401 (k) plan limits.

(2)

CNH Industrial Deferred Compensation Plan contributions are included in the All Other Compensation column of the Summary Compensation Table and are the company match on Executive contributions in excess of the 401k tax-qualified limits.

(3)	Participants can invest their deferrals in the investment choices offered by Fidelity.
(4)	Ms. Manley began participating in the CNH Industrial Deferred Compensation Plan in 2024.
(5)	For Mr. Wine, this amount will be distributed in 2025 per the plan rules.

Fiscal 2024 Potential Payments upon Termination or Change in Control

Potential Payments upon Change in Control

The Company Equity Incentive Plan (the “EIP”) includes change in control provisions that apply to participants’ outstanding equity awards and are intended to facilitate continuity of management in the event of a change in control (as defined in the EIP) (“CIC”).

The HCC Committee believes the EIP’s CIC provisions:

•	Encourage executives to act in the best interest of shareholders when evaluating transactions that, without a CIC arrangement, could be personally detrimental;
•	Keep executives focused on running the business in the face of definitive, contemplated, or rumored transactions;
•	Protect the Company’s value by retaining key talent despite potential corporate changes;
•	Protect the Company’s value after a CIC by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of the Company; and
•	Help the Company remain competitive in its ability to attract and retain skilled executives.

Other Potential Payments Upon Other Qualifying Terminations

In addition, the NEOs and other Global Leadership Team members are entitled under their employment arrangements to certain severance payments and benefits upon qualifying terminations of employment.

Fiscal 2024 Potential Payments upon Termination Table (USD)

Payments in connection with a CIC or other qualifying termination are shown in the following table and described by each NEO below. The amounts reported in the table below assume a change of control and/or termination of employment on December 31, 2024, and the value of equity acceleration reported below is based on a price per share of CNH common stock of $11.33 (the closing price per share on the NYSE on December 31, 2024).

NEO & Position	CIC Provision	Salary(1)	Bonus	LTI	Welfare Benefits	Total

Gerrit Marx, CEO	Change in Control with Qualifying Termination	1,250,000	-	21,614,593	-	22,864,593
	Qualifying Termination - Other than Change in Control	1,250,000	-	7,431,638	-	8,681,638

Oddone Incisa, CFO	Change in Control with Qualifying Termination	4,830,885	-	6,479,016	-	11,309,901
	Qualifying Termination - Other than Change in Control	4,830,885	-	-	-	4,830,885

Stefano Pampalone, Agriculture Chief Commercial Officer	Change in Control with Qualifying Termination	1,089,976	-	2,748,923	-	3,838,899
	Qualifying Termination - Other than Change in Control	622,843	-	-	-	622,843

Kelly Manley, Chief Human Resources Officer	Change in Control with Qualifying Termination	890,000	-	1,935,548	-	2,825,548
	Qualifying Termination - Other than Change in Control	890,000	-	-	-	890,000

Roberto Russo, Chief Legal & Compliance Officer	Change in Control with Qualifying Termination	2,666,563	-	2,314,360	-	4,980,923
	Qualifying Termination - Other than Change in Control	2,666,563	-	-	-	2,666,563

Tom Verbaeten, Chief Supply Chain Officer	Change in Control with Qualifying Termination	2,190,084	-	2,431,659		4,621,743
	Qualifying Termination - Other than Change in Control	2,190,084	-	-	-	2,190,084

(1)	For Messrs. Incisa, Pampalone, Russo, and Verbaeten, their local currency payments for termination were converted to U.S. dollars using the December 31, 2024, year-end exchange rate, as shown below:

Name	Local Currency	2024 Year End

Oddone Incisa	EUR	1.0389

Stefano Pampalone	CHF	1.1362

Roberto Russo	EUR	1.0389

Tom Verbaeten	EUR	1.0389

CIC and a Qualifying Termination

In the event of a CIC and a Qualifying Termination within 24 months following the CIC, all terms and conditions of the outstanding equity awards will be deemed met on RSUs and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met on PSUs; and all RSUs and PSUs will be paid out as promptly as practicable (but in no event later than 60 days following the termination event). “Qualifying Termination” means termination of Executive’s service as an employee of the Company and all CNH subsidiaries by the Company for any reason other than the Executive’s death, the Executive’s Disability, or for Cause; or solely on or within 24 months following a Change of Control, by the Executive for Good Reason. If the awards are not assumed as part of a CIC, awards vest prior to the CIC. All performance criteria will be deemed achieved at target levels and all other terms and conditions shall be considered met on PSUs.

Gerrit Marx

On any termination of employment, Mr. Marx will be entitled to receive any earned but unpaid base salary through the termination date, Mr. Marx’s annual bonus until for the year prior to the year in which the termination date occurs, accrued but unused vacation in accordance with any applicable Company policy, accrued expense reimbursements in accordance with applicable Company policies, and amounts payable under any plans, grants, or awards.

If, during Mr. Marx’s service as Chief Executive Officer, Mr. Marx experiences a Qualifying Termination (other than on or within 24 months following a CIC), Mr. Marx will be entitled to receive cash severance equal to 12 months of Mr. Marx’s base salary. Mr. Marx’s cash severance will be paid in equal installments over 12 months through the Company’s regular payroll in the same manner and at the same frequency as Mr. Marx was paid immediately prior to the termination date, except that any amount of cash severance that would have been paid prior to the 60th day following the termination date will be included in the first installment payment.

In the event Mr. Marx experiences a Qualifying Termination (other than on or within 24 months following a CIC) prior to the settlement of the equity grants and long-term incentive awards, a portion of the grants and awards will be eligible to vest based on the time employed during the vesting period and subject to the performance terms and conditions, if any, specified in the award agreements. With respect to Mr. Marx’s initial RSU Award, this post-termination vesting will result in cumulative vesting of not less than two-thirds of the initial RSU award (taking into account any portion of such award that vested and settled prior to the date of the Qualifying Termination). Any such post-termination vesting is subject to the effectiveness of a Release. In the event Mr. Marx experiences a Qualifying Termination on or within 24 months following a CIC, Mr. Marx will receive the same cash severance described above, but paid in a lump sum, and Mr. Marx’s equity grants and long-term incentive awards shall accelerate and vest in full (in the case of any performance terms and conditions, at the target level of performance). In the event of a termination of Mr. Marx’s employment for any other reason, all unvested equity grants and long-term incentive awards will be forfeited.

Oddone Incisa

Under the statutory requirements of the Italy Contract, upon an involuntary termination without cause, Mr. Incisa would be entitled to 12 months of eligible pay for the notice period, plus 22 months of additional indemnity based on his service, age and having dependents. Eligible pay is defined based on annual base salary plus the average of last three years’ cash bonus plus any taxable car benefit value.

In the case of any other termination, Mr. Incisa would be entitled to the following:

•	Termination with cause: no payment
•	Resignation: no payment
•	Retirement: 22 months of eligible pay
•	Death due to illness: 12 months of eligible pay

Stefano Pampalone

Under the Swiss Salaried separation policy, upon an involuntary termination without cause, Mr. Pampalone would be entitled to 12 months of base pay for severance, three months’ base pay for the notice period and two months’ base pay for a seniority separation indemnity, for a total of 17 months’ base pay.

In the case of any other termination, Mr. Pampalone would be entitled to the following:

•	Termination with cause: no payment
•	Resignation: no payment
•	Retirement or Death: two months seniority separation
•	Disability: the Company may terminate employment after six months’ absence and three months’ notice period and two months seniority separation is payable.

Roberto Russo

Under the statutory requirements of the Italy Contract, upon an involuntary termination without cause, Mr. Russo would be entitled to 12 months of eligible pay for the notice period, plus 22 months of additional indemnity based on his service and age. Eligible pay is defined based on annual base salary plus the average of last three years’ cash bonus plus any taxable car benefit value.

In the case of any other termination, Mr. Russo would be entitled to the following:

•	Termination with cause: no payment
•	Resignation: no payment
•	Retirement: 22 months of eligible pay
•	Death due to illness: 12 months of eligible pay

Kelly Manley

Upon an involuntary termination without cause, Ms. Manley will be entitled under her employment agreement to receive cash severance equal to two times her annual base salary (gross). Ms. Manley will also continue to be eligible for participation in the Retiree Medical Plan, in accordance with its terms and conditions and underlying plan documents subject to compliance with her employment agreement (including the restrictive covenants) Severance benefits are subject to execution and non-revocation of a release of claims.

Tom Verbaeten

Under the statutory requirements of the Belgian Contract, upon an involuntary termination without cause, Mr. Verbaeten would be entitled to 28 months, plus 36 weeks of eligible pay for notice period based on seniority as of year-end 2024 (increased seniority requires a longer notice period). Eligible pay is defined as annual base salary plus the last bonus payment received plus the estimated annual value of the private usage of company car(s) plus pension fund (the amount is based on the final pensionable salary formula provided by and defined by the government) plus other benefits in kind, insurances, and vouchers (which represent less than 0.5% of the estimated severance calculation).

In the case of other terminations, Mr. Verbaeten would be entitled to the following:

•	Termination with cause: no payment
•	Resignation: no payment by the employer
•	Retirement: 0 months of eligible pay (termination in mutual agreement is comment practice)
•	Death due to illness: 0 months of eligible pay

Fiscal 2024 Pay Versus Performance (PvP)
A key principle of the Company’s compensation philosophy, incorporated throughout our compensation policies and programs, is pay for performance. The Company leverages variable pay elements tied to challenging Company goals that are aligned to the business strategy, while ensuring no adverse risk taking by offering appropriate and competitive fixed pay elements. The following tables, supporting footnotes, and narrative and graphic disclosure aim to demonstrate the link between compensation actually paid, as defined in the applicable SEC rules, for CNH NEOs to the Company’s performance, both in absolute terms and as compared to the market for the fiscal years 2024, 2023, 2022, 2021, and 2020.
Specifically, this PvP section discusses the relationship between:
•	“Compensation actually paid” (“CAP”) by the Company and the total compensation as disclosed in the Summary Compensation Table (“SCT”);
•	CAP and the Company’s financial performance (GAAP Net Income and Adjusted Diluted EPS); and
•	The Company’s TSR and peer group TSR

Year	SCT Total for PEO 1 $ (1)	CAP to PEO 1 $ (1)	SCT Total for PEO 2 $ (2)	CAP to PEO 2 $ (2)	SCT Total for PEO 3 $ (3)	CAP to PEO 3 $ (3)	SCT Total for PEO 4 $ (4)	CAP to PEO 4 $ (4)	Average SCT Total for non-PEO NEO’s $ (5)	Average CAP to non-PEO NEOs $ (5)	Value of Initial Fixed $100 Invest based on:			Net Income $ (9)	Company Selected Measure: Adjusted Diluted EPS $ (10)
											CNHI TSR (6)	Peer Group TSR (7)	Peer Group TSR (8)

2024	n/a	n/a	n/a	n/a	3,579,162	(16,076,876)	19,497,596	22,112,448	2,253,123	1,143,300	130	198	176	1,259	1.05

2023	n/a	n/a	n/a	n/a	18,098,605	(8,909,832)	n/a	n/a	3,137,619	(788,144)	135	174	150	2,287	1.63

2022	n/a	n/a	n/a	n/a	22,915,662	24,697,237	n/a	n/a	3,298,580	3,502,374	173	132	127	2,039	1.46

2021	n/a	n/a	n/a	n/a	44,804,287	108,388,604	n/a	n/a	2,782,334	11,403,669	178	150	135	1,801	1.28

2020	2,031,132	447,010	3,149,194	3,149,194	n/a	n/a	n/a	n/a	8,291,838	9,092,540	117	116	111	(198)	0.42

(1)	These columns reflect the SCT and CAP for Hubertus Mühlhäuser, CEO until his departure on March 22, 2020.
(2)	These columns reflect the SCT and CAP for Suzanne Heywood, who assumed the role of CEO in 2020 upon the departure of Hubertus Mühlhäuser.
(3)	These columns reflect the SCT and CAP for CEO, Scott W. Wine, who has served as Principal Executive Officer (PEO) from January 1, 2021 to July 1, 2024.
(4)	These columns reflect the SCT and CAP for CEO, Gerrit Marx, who has served as Principal Executive Officer (PEO) since July 1, 2024.
(5)
These columns reflect the average SCT and CAP for Oddone Incisa, Derek Neilson, Stefano Pampalone, and Kevin Barr for 2020-2022, Oddone Incisa, Derek Neilson, Stefano Pampalone, and Marc Kermisch for 2023, and Oddone Incisa, Stefano Pampalone, Roberto Russo, Tom Verbaeten, and Kelly Manley for 2024.

(6)	CNH Industrial TSR is indexed from 2019, source S&P Capital IQ.
(7)	Starting in 2024, the Peer Group used for TSR comparisons reflects S&P 400 Midcap Index indexed from 2019, source S&P Capital IQ, and the prior year results were added.
(8)	The Peer Group used for TSR comparisons reflects S&P 500 Industrial Index indexed from 2019, source S&P Capital IQ. This index will not be reported in future years.
(9)
Net Income per U.S. GAAP is a required metric for the PvP Table but is not currently used in our variable incentive plans as a performance measure. The 2023 financial results have been revised as noted in the Fourth Quarter and Full Year 2024 results. The amount reported in 2023 was 2,383, a decrease of 96.

(10)
Adjusted Diluted EPS, a Company selected measure, is a key metric in the LTI Plan and for investor guidance. This measure is a non-GAAP
measure, and the reconciliation can be found on page 88. The 2023 financial results have been revised as noted in the Fourth Quarter and Full Year 2024 results. The amount reported in 2023 was 1.70, a decrease of 0.63.

To calculate CAP for the PEOs, the following adjustments were made to SCT total:

Adjustments	CEO Serving as PEO
	2024 (PEO 3)	2024 (PEO 4)	2023	2022	2021	2020 (PEO 1)	2020 (PEO 2)

Summary Compensation Table Total	3,579,162	19,497,596	18,098,605	22,915,662	44,804,287	2,031,132	3,149,194

Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	-	18,500,033	10,407,703	11,511,892	36,090,720

Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	-	21,114,885	11,793,416	17,710,807	99,675,037

Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY

Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(18,493,919)		(32,423,037)	(8,574,871)

Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(1,162,118)		4,028,887	4,157,531		(375,222)

Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions						1,208,900

Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table

Addition for the Service Cost attributable to services rendered during the FY

Compensation Actually Paid	(16,076,876)	22,112,448	(8,909,832)	24,697,237	108,388,604	447,010	3,149,194

Memo: Total Equity Value for CAP	(19,656,037)	21,114,885	(16,600,734)	13,293,467	99,675,037	(1,584,122)	0

To calculate average CAP for the other NEOs, the following adjustments were made to SCT total:

Adjustments	Other NEO Average
	2024	2023	2022	2021	2020

Summary Compensation Table Total	2,253,123	3,137,619	3,298,580	2,782,334	8,291,838

Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	1,137,481	1,780,127	1,662,284	845,321	7,047,435

Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	1,186,258	1,905,323	2,402,570	1,454,332	6,412,380

Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	0	0	0	0	1,615,486

Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(1,513,984)	(4,709,536)	(536,492)	7,287,773	(123,259)

Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(87,368)	0		724,552

Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	(480,601)	0

Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	19,849	37,967	0	0	58,426

Addition for the Service Cost attributable to services rendered during the FY		0	0	0	1,956

Compensation Actually Paid	1,143,300	(788,144)	3,502,374	11,403,669	9,092,540

Memo: Total Equity Value for CAP	47,506	(2,107,669)	1,866,078	9,466,656	7,904,607
Compensation Actually Paid Versus Company Performance
CAP equity valuations are calculated on a basis consistent with grant date fair valuations, with assumptions updated to reflect the respective measurement dates. The following tables summarize the assumptions used for each fiscal year end valuation:

PEO and Average NEO CAP Versus TSR 2020-2024
The following charts show the TSR trend of the Company’s PvP peers versus the PEO’s SCT compensation and CAP, and non-PEO
NEOs’ average SCT compensation and CAP, respectively.

PEO and Average NEO CAP Versus U.S. GAAP Net Income
The chart below shows the relationship between cumulative PEO CAP and average non-PEO
NEO CAP, and U.S. GAAP Net Income. The Company does not use U.S. GAAP Net Income in the compensation program.

PEO and Average NEO CAP Versus Adjusted Diluted EPS
The chart below shows the relationship between cumulative PEO CAP and average non-PEO
NEO CAP, and the Company selected measure of Adjusted Diluted EPS, which features in the PSU performance measures for 2022, 2023, and 2024.

Tabular List of Company Performance Measures
The following table alphabetically lists the measures the Company believes are most important in linking compensation actually paid to company performance during 2024.

1.	Adjusted Diluted EPS ($)
2.	Cash Conversion
3.	CNH TSR
4.	Consolidated Adjusted EBIT Margin (%)
5.	Consolidated Revenues ($)
6.	Industrial Return on Invested Capital (“Industrial ROIC %)
All identified financial measures are listed. Further details on these measures and how they feature in our compensation plans can be found in the CD&A.

Fiscal 2024 Pay Ratio
As required by and pursuant to SEC rules, the Company’s median employee total compensation as compared to Mr. Marx, CEO, for 2024 has been calculated.

•	The annual total compensation for the CNH median employee was $31,409.
•
The annual total compensation of the Company’s CEO, as reported in the Summary Compensation Table, was $19,497,596. For the purposes of pay ratio calculation purposes, as Mr. Marx was
CEO for only part of 2024, we are using an annualized annual total compensation estimate of $20,488,833
(1)
.

•	The ratio of Mr. Marx’s annualized total compensation to the median employee’s total compensation for the 2024 fiscal year was approximately 652 (2) .

Name and Principal Position	Year	Salary	Bonus $	Stock Awards $	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Gerrit Marx Chief Executive Officer	2024	1,250,000	-	18,500,033	588,800	-	150,000	20,488,833

(1)	$20,488,833 annualized total annual compensation assumes salary and annual bonus not prorated for time in position, with an estimate of $150,000 for All Other Compensation.
(2)
In 2024, Mr. Marx’s total compensation includes the value of an RSU grant with an initial grant value of $11,920,000. Mr. Marx’s target total compensation fixed for 2024 through 2027 is $12,275,000 (assuming an annualized $150,000 All Other Compensation noted above), which would result in a ratio of 391.

The median employee was identified using the following methodology:

•	November 30, 2024, was selected as the date to determine median employee compensation
•
All full-time, part-time, temporary, and seasonal employees globally with available compensation data (excluding the CEO) were included for a total of 35,805 employees, 26.8% located in the U.S. and 73.2% outside the U.S.

•	Annualized base pay was used as a consistently applied compensation measure to identify the median employee.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above.
Compensation of Directors
The Board consists of a
one-tier
structure including Executive Directors (the Chair and the CEO roles) with managerial roles and
Non-Executive
board members with supervisory roles. The Board has collective responsibility for the strategy of the Company and is currently composed of nine Directors. The Board of the Company appointed the following internal committees: (i) an Audit Committee, (ii) a Governance and Sustainability Committee, and (iii) a Human Capital and Compensation Committee.
The CEO is also the primary NEO in this report whose compensation is disclosed in detail in the CD&A and corresponding compensation tables section. The Chair’s compensation is disclosed in this section with the
Non-Executive
Directors, although her compensation is structured differently, as indicated below.

The compensation of
Non-Executive
Directors has been structured with the following objectives in mind:

•	Offer competitive compensation to attract and retain highly qualified leaders to guide and govern a large, global, complex organization;
•	Recognize the substantial investment of time and expertise necessary for the Directors to discharge their duties;
•	Ensure that compensation is easy to understand and is regarded positively by our shareholders and employees; and
•	Comply with Dutch corporate governance best practices and comply with Dutch and SEC regulations.
The compensation of
Non-Executive
Directors is not dependent on the Company’s financial results.
Non-Executive
Directors do not receive benefits upon termination of their service as directors, nor any other benefit, perquisites. No meeting fees are paid, but Directors are reimbursed for expenses related to meeting attendance. For some countries,
Non-Executive
Directors and the Company are subject to social contributions on the fees earned.
The compensation of the Chair and
Non-Executive
Directors was reviewed by the HCC Committee in 2024.
Compensation for
Non-Executive
Directors
The compensation of
Non-Executive
Directors is governed by the Company’s Compensation Plan within the scope of the Company’s Remuneration Policy. The following chart describes compensation paid to
Non-Executive
Directors:

Non-Executive Director Compensation	Total

Annual cash retainer	$125,000

Additional retainer for Audit Committee member	$25,000

Additional retainer for Audit Committee Chair	$35,000

Additional retainer for member of other Board committees	$20,000

Additional retainer for Chair of other Board committees	$25,000

Annual Grant of Restricted Share Unit Awards	$60,000
In 2019, upon the recommendation of the HCC Committee, the Board resolved to implement share ownership guidelines for the
Non-Executive
Directors. Applicable to
Non-Executive
Directors appointed or reappointed in April 2019 or thereafter,
Non-Executive
Directors are expected to own Company shares in an aggregate amount of not less than one times their annual retainer fee, which is $125,000, within 24 months of first appointment to the Board. The
Non-Executive
Directors are expected to hold Company shares as a long-term investment and, as such, are expected to hold their Company shares while on the Board and for an additional three months after their Board service terminates.
Compensation for the Chair
The Chair role, held by Suzanne Heywood, is an Executive Director managerial board role, whose compensation differs from the
Non-Executive
supervisory board members. The Chair is not an NEO and therefore her compensation is not included in the CD&A section of this Notice of Meeting and Proxy Statement.

The following table summarizes the fundamental purpose and features of the Chair’s compensation elements for 2024:

Element	Purpose	Key Features

Base Salary 25% of compensation package	Provide competitive salary; provide sufficient fixed pay to discourage inappropriate risk-taking

Fixed cash compensation

Target at median reference for relevant benchmark for Chair only role

Set taking into account role scope, market data, and an individual’s skills and prior experience

Base salary for fiscal 2024 was set at $500,000 (fixed)

Long-term Equity Incentives (LTI) 75% of compensation package	Encourage achievement of long-term strategic objectives; encourage share ownership and retention; motivate sustainable value creation; align Chair’s interests with those of shareholders

At-risk variable equity compensation

Target awards combine PSUs (75%) and RSUs (25%)

PSUs earned based on achieving quantifiable performance objectives, with the maximum number of shares that can be earned capped at 200% of target

Chair award subject to a five-year holding period from the date of grant

A portion of vested shares are sold to cover tax withholding, per tax regulation, which does not violate the Share Ownership Guidelines or Holding Requirement

Subject to the recoupment policy (clawback)

Prorated equity award vesting in the event of death, disability, or involuntary termination by the company (not for cause)

The target equity grant for fiscal 2024 was $1,750,000

The associated maximum equity value before share price movements is taken into account is $3,062,000 (assumes 75% of the award is earned at 200% of target and 25% of the award is earned at 100% of target)

Post-Employment Benefits	Provide future income security	Retirement savings benefits comparable to U.K. based salaried employees No cash severance benefit

Other Benefits	Attract and retain well-qualified executive	Select U.K. executive benefits including life, accident, and disability insurance Limited personal usage of car service for security

Share Ownership Guidelines	Align Chair’s interests with those of shareholders	Acquisition and holding of the Company’s common shares with a value of five times base salary within five years of appointment to the Board (requirement already met)

Directors’ Compensation Table

The following table summarizes remuneration paid or awarded (in USD) to the Company’s non-NEO Directors for the year ended December 31, 2024:

Name	Position	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Suzanne Heywood	Chair	500,000	1,384,140	1,425,433	3,309,573

Elizabeth Bastoni	Director	170,000	53,865	—	223,865

Howard W. Buffett	Director	165,000	53,865	—	218,865

Richard Kramer	Director	150,000	53,865	—	203,865

Karen Linehan	Director	160,000	53,865	—	213,865

Alessandro Nasi	Director	170,000	53,865	—	223,865

Vagn Sørensen	Director	150,000	53,865		203,865

Åsa Tamsons	Director	150,000	53,865	—	203,865

(1)	All cash fees earned in fiscal year 2024 for services as a Director, including committee chairperson and member fees.
(2)

Represents the aggregate grant date fair value of PSUs and/or RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, and does not correspond to the actual value that will be realized by the Chair or any of the Directors. In fiscal 2024, the grant date was May 10, 2024, and the grant price was $9.19 for the 38,310 RSUs granted to the Chair. The grant date was November 15, 2024, and the grant price was $8.98 for the 114,930 PSUs granted to the Chair. For the Directors, the grant date was June 10, 2024, and the grant price was $9.73 for the RSUs.

(3)	The amounts in All Other Compensation for the Chair include the following. Ms. Heywood is allowed usage of the corporate aircraft for business purposes. She did not use it for personal usage in 2024.

Suzanne Heywood	Personal Usage of Car Service	Executive Health Assessment	Defined Contributions	National Insurance	Total

2024	185,525	12,753	25,216	1,201,939	1,425,433

Disclosures According to Dutch Civil Code and Dutch Corporate Governance Code

Implementation of Remuneration Policy in 2024

The Company’s implementation of compensation and remuneration policies are aligned with shareholder interests and contribute to sustainable, long-term value creation, as discussed earlier in the CD&A in the Compensation Philosophies, Compensation Policies and Practices, and 2024 Compensation Decisions and Outcomes sections. Various analyses are used to develop compensation packages, as discussed in the Use of Market Data section.

The following table summarizes remuneration paid or awarded (in USD) for the years ended December 31, 2024, and 2023 to the Company Executive Directors (Summary Remuneration Table):

Executive Directors	Position	Year	Fixed Remuneration		Variable Remuneration		Extraordinary Items(5)	Pension & Similar Benefits(6)	Total Remuneration	Proportion of fixed to variable remuneration(7)
			Base Salary or Fees	Fringe Benefits(1)	One-year Variable (2)(3)	Multi-year Variable(4)

Scott W. Wine	Former CEO	2024	882,692	128,126	528,000	12,779,273	1,929,615	1,040,208	17,287,914	7%
		2023	1,700,000	241,563	3,083,800	24,773,369	2,355,000	557,766	32,711,498	8%

Suzanne Heywood	Chair	2024	500,000	135,946	0	335,055	0	1,227,155	2,198,156	50%
		2023	500,000	118,117	0	2,965,558	0	168,089	3,751,764	23%

(1)

For the former CEO, the amount includes a Company leased vehicle, health care and life insurances, and personal usage of aircraft. For the Chair, the amount includes personal use of a Company-provided car service, healthcare and life insurances, and executive health assessment. The Chair also has access to business usage and personal usage of aircraft. In 2024, the Chair did not use the aircraft for personal usage. Typical employee benefits for healthcare and life insurance are not included in the Summary Compensation Table.

(2)

The 2024 amount represents the bonus approved for the performance year and paid in 2025. See the “2024 Compensation Decisions and Outcomes – CBP Incentives and Outcomes” section in the CD&A and the “CEO’s 2024 Company Bonus Plan Performance Factor Calculations” shown in the next table for additional details.

(3)	The Chair does not participate in the annual Company Bonus Plan (CBP).
(4)

The amounts represent each fiscal year’s share-based compensation expense under applicable accounting standards relating to grants issued with a portion of the vesting period in the fiscal year. For 2024, the amount includes the 2024-2026, 2023-2025, 2022-2024, and the 2021-2023 LTI plans. The performance factor assumption is 0.94 for the 2024-2026 LTI PSUs, 0.35 for the 2023-2025 LTI PSUs, 0.75 for the 2022-2024 LTI PSUs, and 1.83 for the 2021-2023 LTI PSUs, which vested on February 28, 2024. This valuation differs from the equity value in the Summary Compensation Table under SEC regulations, which applies the FMV at grant date of the awards granted during the fiscal year.

(5)

The amount in 2024 represents the third and final installment of $0.975 million of a cash award which totals $7.578 million. This award replaces the former CEO’s forfeited long-term awards which were not covered under the CNH Industrial 2021-2023 LTI awards. Of the remaining amount of $0.955 million; $0.817 million is from severance payments and $0.137 million is from earned, but unused vacation time.

(6)

For the former CEO, the 2024 amount includes expense recorded for accruing retiree healthcare benefits and Company contributions into deferred retirement savings plans and U.S. Social Security and Medicare. For the Chair, the amount includes Company contributions for retirement savings and U.K. National Insurance. The U.S. Social Security and Medicare and UK National Insurance contributions are not included in the Summary Compensation Table.

(7)	The ratio is the percentage of fixed pay elements over the percentage of variable pay elements. Variable elements include variable incentives and extraordinary items.

The following shows the share-based compensation expense comparing the range of payout at target, assumed performance, and maximum:

Executive Director	Position	Year	At Target	At Assumed Performance	At Maximum

Scott W. Wine	Former CEO	2024	15,655,153	12,779,273	27,739,090

		2023	15,594,596	24,773,369	28,368,464

Suzanne Heywood	Chair	2024	1,183,152	335,055	2,033,793

		2023	1,872,251	2,965,558	3,403,224

CEO’s 2024 Company Bonus Plan Performance Factor Calculations

The following table shows the performance factors and calculated payouts for CEO and Executive Director Scott Wine during the 2024 performance period. See the “2024 Compensation Decisions and Outcomes” section of the CD&A for more detail on how bonus measures and CEO compensation support implementation of the remuneration policy and contribute to long term value creation.

Corporate Measures			Weight	Threshold	Target	Maximum	Results	Results vs. Targets	Weighted Payout Factor

Consolidated Adjusted EBIT Margin %		a)	40%	10.9%	12.5%	15.6%	9.5%	76.0%	0.0%
		b)		$201,770	$672,568	$1,345,137	$0

Consolidated Revenues @ CC ($M)		a)	20%	$19,649	$22,456	$25,824	$20,075	89.4%	8.1%
		b)		$100,885	$336,284	$672,568	$136,200

Cash Conversion Ratio %		a)	20%	59.5%	70.0%	105.0%	-29.9%	-42.7%	0.0%
		b)		$100,885	$336,284	$672,568	$0

ESG	CO2 Emissions %	a)	10%	-33.9%	-35.6%	-41.0%	106.5%	106.5%	14.3%
KPIs		b)		$50,443	$168,142	$336,284	$240,400

	Accident Frequency Rate	a)	10%	0.104	0.099	0.084	1.404	140.4%	9.0%
		b)		$50,443	$168,142	$336,284	$151,300

Total		a)	100%						31.40%
		b)		$504,426	$1,681,421	$3,362,842	$528,000

The Company confirms the following for the year 2024:

•	No personal loans have been granted to Executive or Non-Executive Directors and no guarantees have been granted in favor of any Executive or Non-Executive Directors;
•	Variable remuneration, specifically from the 2023 Bonus Plan, was clawed back from Executive Director Scott Wine, to be executed by April 2025;
•

No variable remuneration was clawed back for any Executive or Non-Executive Directors excluding Mr. Wine, and no variable remuneration has been adjusted retroactively from Executive or Non-Executive Directors; and

•	Severance payments were made to Executive Director Scott Wine, upon termination of employment effective July 1, 2024.

Share Awards

The following table summarizes unvested PSUs and RSUs held by Executive Directors as of December 31, 2024:

Name of Director, Position	Award Name	The main conditions of share unit plans			End of Holding Period(6)	Information regarding the reported financial year
						Opening Balance	During the Year			Closing Balance			Accounting Expense(1)
		Performance Period	Award Date	Vesting Date		Share Units Awarded at the Beginning of the Period	Share Units Awarded FMV at Grant (US$000s)	Shares Forfeited	Share Units Vested FMV at Vest (US$000s)	Share Units Subject to a Performance Condition	Share Units Unvested	Share Units Subject to a Holding Period(6)	US$000s

Scott W. Wine, Former CEO	2023 – 2025 PSU(3)	01/01/23 – 12/31/25	5/10/2023	2/28/2026		632,475	-	332,939	-	299,536	299,536	-	-
						-	-	-	-	-	-	-	1,303

	2023 – 2025 RSU(3)	01/01/23 – 04/30/26	5/10/2023	4/30/2026		210,825	-	115,988	-	-	94,837	-	-
						-	-	-	-	-	-	-	1,146

	2022 – 2024 PSU(4)	01/01/22 – 12/31/24	5/20/2022	2/28/2025		626,100	-	131,725	-	494,375	494,375	-	-
						-	-	-	-	-	-	-	5,139

	2022 – 2024 RSU(4)	01/01/22 – 04/30/25	5/20/2022	4/30/2025		208,700	-	52,175	-	-	156,525	-	-
						-	-	-	-	-	-	-	2,126

	2021 – 2023 PSU(5)	01/01/21 – 12/31/23	1/4/2021	2/28/2024		2,603,224	2,168,486	-	4,771,710	-	-	-	-
						-	-	-	57,046	-	-	-	2,766

	2021- 2023 RSU(5)	01/04/21 – 04/30/24	1/4/2021	4/30/2022		-	-	-	-	-	-	-	-
				4/30/2023		-	-	-	-	-	-	-	-
				4/30/2024		289,120	-	-	289,120	-	-	-	300
						-	-	-	3,321	-	-	-	-

Suzanne Heywood, Chairperson	2024 – 2026 PSU(2)	01/01/24 – 12/31/26	11/15/2024	2/28/2027	11/15/2029	-	114,930	-	-	114,930	114,930	114,930	-
						-	1,032	-	-	-	-	-	55

	2024 – 2026 RSU(2)	01/01/24 – 05/10/27	5/10/2024	5/10/2027	5/10/2029	-	38,310	-	-	-	38,310	38,310	-
						-	352	-	-	-	-	-	67

	2023 – 2025 PSU(3)	01/01/23 – 12/31/25	5/10/2023	2/28/2026	5/10/2028	79,125	-	-	-	79,125	79,125	79,125	-
						-	-	-	-	-	-	-	(77)

	2023 – 2025 RSU(3)	01/01/23 – 04/30/26	5/10/2023	4/30/2026	5/10/2028	26,375	-	-	-	-	26,375	26,375	-
						-	-	-	-	-	-	-	109

	2022 – 2024 PSU(4)	01/01/22 – 12/31/24	5/20/2022	2/28/2025	5/20/2027	78,300	-	-	-	78,300	78,300	78,300	-
						-	-	-	-	-	-	-	(297)

	2022 – 2024 RSU(4)	01/04/22 – 04/30/25	5/20/2022	4/30/2025	5/20/2027	26,100	-	-	-	-	26,100	26,100	-
						-	-	-	-	-	-	-	121

	2021 – 2023 PSU(5)	12/14/20 – 12/31/23	12/14/2020	2/28/2024	12/14/2025	354,516	295,312	-	649,828	-	-	649,828	-
						-	-	-	7,769	-	-	-	322

	2021 – 2023 RSU(5)	12/14/20 – 04/30/24	12/14/2020	4/30/2022	12/14/2025	-	-	-	-	-	-	39,391	-
				4/30/2023		-	-	-	-	-	-	39,390	-
				4/30/2024		39,391	-	-	39,391	-	-	39,391	-
						-	-	-	452	-	-	-	35

			Total Share Units:			5,174,251	2,617,038	632,827	5,750,049	1,066,266	1,408,413	1,131,140

			Total FMV ($000s)			-	1,384	-	68,588	-	-	-	13,115

(1)	The accounting valuation of share-based compensation expense is the value reported for equity awards in the Summary Remuneration table.
(2)

The 2024-2026 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual performance component impacting the potential vesting of RSUs. The PSUs and RSUs vest at the end of their respective performance cycle.

(3)

The legacy 2023-2025 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual performance component impacting the potential vesting of RSUs. The PSUs and RSUs vest at the end of their respective performance cycle.

(4)

The legacy 2022-2024 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual performance component impacting the potential vesting of RSUs. The PSUs and RSUs vest at the end of their respective performance cycle.

(5)

The legacy 2021-2023 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual performance component impacting the potential vesting of RSUs, in which the final installment vested in 2024. The results of the financial metrics and TSR modifier for the performance period of January 1, 2021, to December 31, 2023, resulted in a CPF of 183.3% for the PSUs. The CPF increased the number of PSUs eligible for vesting by the amount shown in the Share Units Awarded column.

(6)	The holding period is no longer applicable to Mr. Wine.

Internal Pay Ratios

When setting the Executive Directors’ compensation, the HCC Committee considers both the appropriate external benchmark as well as the internal pay ratios within the Company. Although the primary consideration is market competitiveness to attract and retain highly qualified senior executives in a large, global, complex organization, a baseline internal comparison is set, and trends are tracked. The trend in executives’ compensation is evaluated in relation to the trend in employees’ compensation.

In line with the guidance under the Dutch Code, the CEO Pay ratio and trend is disclosed in the annual executive compensation disclosure of the annual report. The basis of the pay ratio comparison uses the SEC Summary Compensation Table total compensation value for the CEO, Mr. Marx, annualized for 2024 as per the SEC Fiscal 2024 Pay Ratio previously disclosed and the average employee compensation (including all labor costs).

The CEO’s pay in 2024 reflects an estimate of annualized total compensation, due to Mr. Marx only serving as CEO for part of 2024.

The average employee compensation is the total personnel costs reported in the Annual Report divided by average year headcount reported in the Annual Report. Over the five-year period, the average employee compensation has been impacted, due to changing business conditions, by shifts in the labor market in the different geographies.

The five-year trend of CEO pay versus average employee compensation is shown in the following table:

	2024	2023	2022	2021	2020	5-Year Trend

CEO Compensation ($000s)	20,489	32,712	35,176	21,805	5,702(2)	259%

Average Employee Compensation ($000s)(3)	78.2	81.9	76.4	69.7	60.2	30%

CEO Pay Ratio	262	400	460	313	95	176%

(1)

For the purposes of pay ratio calculation purposes, the compensation for the CEO is as reported for the SEC Fiscal 2024 Pay Ratio, an estimate of annualized total annual compensation from the SEC Summary Compensation Table, $20,488,833. This accounts for Mr. Marx’s being CEO for only part of 2024.

(2)	For 2020, data incorporates the compensation of the former CEO and the Acting CEO, as was reported in the Dutch Summary Remuneration table.
(3)

Average employee compensation is derived from personnel costs reported under IFRS divided by the average headcount. Personnel costs as disclosed with the Dutch Annual Report for 2024, 2023, 2022, 2021, and 2020 are $2.929M, $3.331M, $2.976M, $4.695M, and $3.820M, respectively. Average number of employees as disclosed within the Dutch Annual Report for 2024, 2023, 2022, 2021, and 2020 are 37,460, 40,696, 38,966, 67,319, and 63,483, respectively.

For perspective, the Company’s key performance metrics for the same past five years are shown below:

Selected Performance Data(1)(2)	2024	2023	2022	2021	2020	5-Year Trend

Net Income – U.S. GAAP ($ Million)	1,259	2,287	2,039	1,801	(198)	736%

Adjusted Diluted Earnings/(Loss) Per Share ($)	1.05	1.63(4)	1.46	1.28	0.42	150%

Absolute Total Shareholder Return – Indexed from 2019(3)	136	129	176	169	109	25%

(1)	Includes non-GAAP metrics derived from financial information prepared in accordance with U.S. GAAP. The reconciliation for this non-GAAP measure can be found on page 88.
(2)	Figures from 2020 to 2024 reflect the continuing operations scope of CNH, that is excluding the Iveco Group businesses results.
(3)	Using dividend-adjusted closing prices at the ending of each year and indexing from a 2019 year end baseline (i.e., index at 100).
(4)	Revised from 1.70 due to accounting restatement.

ITEM 3 – 2024 ANNUAL REPORT

Item 3A – Adoption of the 2024 Company Annual Financial Statements (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the adoption of the Company Annual Financial Statements.

Our Dutch Annual Report, which is available on our website (www.cnh.com) under Investor Relations – Financial Information, includes the Company Annual Financial Statements. At the Meeting, the executive directors of the Company will present the development of the business and results achieved in 2024. Further, they will comment on the Report on Operations included in the Dutch Annual Report. Please refer to the relevant sections of the Dutch Annual Report. The auditor of the Company for the 2024 financial year, Deloitte Accountants B.V., has issued an unqualified opinion in respect of the Company Annual Financial Statements. The Board proposes that the Meeting adopt the Company Annual Financial Statements.

Further, the Board submits to the general meeting for discussion, as part of this agenda item, the Corporate Governance section of our Dutch Annual Report outlining the corporate governance structure and compliance with the Dutch Code.

Item 3B – Reserves and dividends policy (discussion only item)

Subject to the adoption of the Company Annual Financial Statements by the Meeting, the Board, in accordance with article 21, paragraph 9, of the articles of association of the Company (the “Articles of Association”), proposes to shareholders to distribute a dividend in cash of $0.25 (or €0.23) per outstanding common share (after the allocation of the relevant amount to the special voting shares dividend reserve in accordance with article 22, paragraph 4, of the Articles of Association).

Item 3C – Proposal of a dividend for 2024 (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the approval of the proposed dividend for 2024.

For 2024, the Board recommends to shareholders a dividend in cash of $0.25 per outstanding common share, totalling approximately $312 million (equivalent to approximately €0.23 per outstanding common share, translated at the exchange rate reported by the European Central Bank on March 20, 2025). The record date for the dividend will be May 21, 2025. It is expected that the dividend on the outstanding common shares, if approved, will be paid on May 30, 2025.

Item 3D – Discharge of the executive directors and the non-executive directors of the Board during the financial year 2024 for the performance of their duties during 2024 (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation

The Board unanimously recommends that shareholders vote FOR the discharge of the executive directors and the non-executive directors of the Board during 2024 for the performance of their duties during 2024.

It is proposed to discharge the executive directors and the incumbent and the former non-executive directors of the Board (including those members of the Board who were in office for part of the financial year) in respect of the performance of their duties in the financial year ended on December 31, 2024, to the extent apparent from the Dutch Annual Report, including the Company Annual Financial Statements and from disclosures and statements made during the Meeting.

ITEM 4 – AUTHORIZATION TO ISSUE NEW SHARES AND REPURCHASE OWN SHARES

Item 4A – Authorization to issue new shares and/or grant rights to subscribe for shares (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the authorization to the Board to issue new shares and/or grant rights to subscribe for shares.

At the Annual General Meeting of shareholders on May 3, 2024, the General Meeting of shareholders authorized the Board to issue and/or grant rights to subscribe for shares. After consideration of market practices, the General Meeting of shareholders is now requested to extend the authorization. It is proposed that the Meeting authorizes the Board for a period of 18 months, beginning May 12, 2025, to issue shares or grant rights to subscribe for shares. The authorization will be limited to 10% of the Company’s issued share capital as of the date of the Annual General Meeting of 2025. The authorization may be used in connection with awards under the Company’s equity incentive plans, but may also serve other purposes, such as the funding of acquisitions. When adopted, this authorization replaces the existing authorization.

Item 4B – Authorization to limit or exclude pre-emptive rights (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the authorization to the Board to limit or exclude pre-emptive rights.

At the Annual General Meeting of shareholders on May 3, 2024, the General Meeting of shareholders authorized the Board to limit or exclude pre-emptive rights in relation to the issue and/or grant rights to subscribe for shares. The General Meeting of shareholders is now requested to extend the authorization. After consideration of market practices and engagement with certain institutional investors who are shareholders of our Company, it is proposed that the Meeting authorize the Board for a period of 18 months, beginning May 12, 2025, to restrict or exclude shareholders’ pre-emptive rights in relation to the issue of shares or the granting of rights to subscribe for shares pursuant to the authorization under agenda Item 4A. When adopted, this authorization replaces the existing authorization.

Item 4C – Authorization to repurchase own shares (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the authorization to the Board to repurchase own shares.

At the Annual General Meeting of shareholders on May 3, 2024, the General Meeting of shareholders authorized the Board to acquire common shares in its own share capital. The General Meeting of shareholders is now requested to extend the current authorization of the Board. It is proposed to the General Meeting of shareholders to authorize the Board for a period of 18 months, beginning on May 12, 2025, to acquire common shares in its own share capital on the New York Stock Exchange or through other means (including but not limited to derivatives, private, over-the-counter, or block trades or otherwise), subject to the following:

•	The maximum number of shares which may be acquired is 10% of the issued share capital per the date of the Annual General Meeting of 2025;

•

Transactions will be subject to a maximum price per common share equal to the average of the highest price on each of the five trading days prior to the date of acquisition, as shown in the Official Price List of the New York Stock Exchange plus 10% (maximum price) and to a minimum price per common share equal to the average of the lowest price on each of the five trading days prior to the date of acquisition, as shown in the Official Price List of the New York Stock Exchange minus 10% (minimum price).

If granted, this authorization replaces the authorization of the General Meeting of shareholders of May 3, 2025, including for purposes of ongoing repurchase programs. This new authorization does not obligate the Company to repurchase any common shares. If granted, the repurchase of shares will be conducted pursuant to share purchase program in line with applicable laws and regulations. The Company announced a $500 million share repurchase program on February 14, 2024. Any repurchase program may be suspended, discontinued or modified at any time for any reason and without previous notice in the Company’s sole discretion in accordance with applicable laws and regulations. When adopted, this authorization replaces the existing authorization.

Corporate Governance

Board Practices

CNH is a company, incorporated under the laws of the Netherlands, initially formed from a business combination of Fiat Industrial S.p.A. and CNH Global N.V. consummated on September 29, 2013.

We are subject to, among other things, the laws of the Netherlands and the laws and regulations applicable to domestic issuers in the U.S., the Dutch Code and the NYSE listing standards, which are of particular significance to our corporate governance. In accordance with the article 3, paragraph 1 of the Dutch Decree on establishing further rules regarding the content of the annual report (Besluit van 23 december 2004 tot vaststelling van nadere voorschriften omtrent de inhoud van het jaarverslag, the Decree) (the “Board Report Further Content Decree”), in the Corporate Governance section of our Dutch Annual Report we include a statement relating to our compliance with the principles and best practices of the Dutch Code, including a description and motivation of deviations from the Dutch Code.

The Board, as a one-tier board structure under Dutch law comprising both executive directors and non-executive directors, has collective responsibility for the strategy of the Company. During 2024, the Board reviewed and discussed with management, among other things, the Company’s strategy, and the sustainable long-term value creation strategies of the Company’s Agriculture, Construction and Financial Services segments and their deployment in the regions.

All Board members are expected to attend not less than 75% of all Board and Committee meetings. In addition, non-executive directors are limited to being a non-executive director or supervisory director on not more than four boards of other Dutch large companies or foundations.

The Board met six times during 2024. During 2024, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board meetings was 100%.

At this time, we do not have a policy regarding the Board members’ attendance at annual general meetings of shareholders. Directors followed the 2024 Meeting via live webcast.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and executive Chair of the Board are held by two different individuals (Gerrit Marx and Suzanne Heywood, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair provides advice to and exercises executive oversight of management. The Board appointed Mr. Vagn Sørensen as Senior Non-Executive Director, the non-executive chair for purposes of Section 2:129a(1) of the Dutch Civil Code and best practice provision 5.1.3, and in compliance with best practice provision 2.1.9, of the Dutch Code. The Senior Non-Executive Director is responsible for the proper functioning of the Board and its Committees.

The non-executive directors believe that in consideration of the size of the Company, the complexity and specific characteristics of the segments in which it operates and the worldwide presence of its business, an adequate and diversified mix of skills, experience and backgrounds and other diversity factors are necessary prerequisites to achieve a Board having the appropriate diversification and collegial capabilities, also assured by an appropriate balance between the number of executive directors and non-executive directors. Independent Directors – identified as such both pursuant to NYSE and Dutch Code provisions – have an essential role in protecting the interests of all stakeholders and in the proper composition and functioning of the Board Committees, further described below. It is generally recognized that more diverse boards are more effective in performing their monitoring and advisory activities, due to the variety of professional experience, perspectives, insights, skills and connections to the outside world that diversity can add. Accordingly, the Board will continue to actively seek diverse candidates for possible appointment to the Board. In 2024, as required by Dutch regulations, the Board adopted a Policy on Diversity and Inclusion. The Policy provides that in light of the size of the Company, the complexity and specific characteristics of the segments in which it operates and the geographic distribution of its businesses, the Board should be composed of individuals with skills, experience, and backgrounds, both general and specific, acquired in an international environment and relevant to an understanding of the macro-economy and global markets, more generally, as well as the industrial and financial sectors, more specifically. An appropriate and diversified mix of skills, experiences, qualifications, professional backgrounds, and other characteristics are fundamental to the proper functioning of the Board as a collegial body. In compliance with article 3d of the Board Report Further Content Decree, the Human Resources section of our Dutch Annual Report includes the statements as required by Dutch regulations regarding the proportional distribution of Board seats among males and females.

The G&S Committee periodically assesses the skills, experience, and other attributes of the individual Directors with a view toward ensuring an appropriate mix of different backgrounds and perspectives and ensuring the Directors have the necessary expertise to fulfil their respective duties. In 2024, the G&S Committee conducted such an assessment in connection with its evaluation of candidates to be recommended to the Board for re-appointment as a Director.

Board’s Role in Risk Oversight

The Board believes that risk management is an important component of is integral to the achievement of its long-term business plan. The Board, directly and through its committees, is responsible for monitoring risks that affect CNH.

CNH’s Enterprise Risk Management (“ERM”) framework is designed to assist in the identification, evaluation, and prioritization of business risks, followed by a coordinated and balanced application of resources to minimize, monitor, and control the probability or impact of adverse events or to maximize the realization of opportunities. CNH’s ERM processes are aligned with the HCC Committee of Sponsoring Organizations of the Treadway Commission published framework, as well as the principles of the Dutch Corporate Governance Code, further adapted for specific business requirements by incorporating Company management knowledge and best practices identified by third-party risk consulting firms. CNH’s ERM framework has identified 44 primary enterprise risks, further broken down into 155 specific risk drivers. Primary risk drivers include a number of significant topics, such as business strategies and operations, competitive factors, social responsibility, and environmental issues, and regulatory compliance. The process follows a bottom-up analysis starting at the business unit level, with risk survey completion by business and function leaders worldwide, followed by cross-functional reviews, regional, segment and leadership risk workshops, presentations and risk assessment discussions with the Audit Committee of the Board of Directors, and review and discussion with the Board of Directors. Direct feedback received from each of these layers up to and including the Board of Directors is then used to identify and develop risk mitigation activities as necessary within the business or functional area, which are deployed by management.

Board Committees

Our Board has established an Audit Committee, an HCC Committee and a Governance and Sustainability Committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee currently consists of Ms. Linehan (Chairperson), Mr. Kramer, Mr. Sørensen, and Ms. Tamsons, all of whom are independent, non-executive directors. Under the Audit Committee Charter, the Audit Committee is elected by the Board and is comprised of at least three members who may be appointed for terms of up to two years, each of whom must be a non-executive director. Members of the Audit committee may be reappointed. Audit Committee members are also required (i) not to have any material relationship with the Company or to serve as auditors or accountants for the Company, (ii) to be “independent”, under the NYSE rules, Rule 10A-3 under the Exchange Act and the Dutch Code, and (iii) to be “financially literate” and have “accounting or selected financial management expertise” (as determined by the Board). At least one member of the Audit Committee shall be a “financial expert” as defined in the rules of the SEC and best practice provisions of the Dutch Code. Our Board has determined that Mr. Kramer, Mr. Sørensen, and Ms. Tamsons are audit committee financial experts. No Audit Committee member may serve on more than two audit committees for other public companies, absent a waiver from the Board. Unless decided otherwise by the Audit Committee, the independent auditors of the Company, as well as the Chief Financial Officer of the Company, attend its meetings.

The Audit Committee is responsible for, among other things, assisting the Board’s oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s policy on tax planning; (3) the Company’s financing, (4) the Company’s application of information and communication technology; (5) the systems of internal controls that management and the Board have established; (6) the Company’s compliance with legal and regulatory requirements; (7) the Company’s relations with, and compliance with recommendations and observations of, internal and external auditors; (8) the Company’s policies and procedures for addressing certain actual or perceived conflicts of interest; (9) determining the process for selecting the Company’s independent registered public accounting firm and the nomination for independent auditors to carry out any required statutory audit; (10) the qualifications, independence and remuneration of the Company’s independent auditors and any non-audit services provided to the Company by the independent auditors; (11) the functioning of the Company’s internal auditors and independent auditors; (12) risk management and risk assessment guidelines and policies, including major financial risk exposure, and the steps taken to monitor and control such risks; (13) the implementation and effectiveness of the Company’s ethics and compliance program; and (14) preparation of an audit committee report as required SEC rules for inclusion in the Company’s annual proxy statement.

During 2024, the Audit Committee, reviewed and discussed the annual and quarterly financial statements (and the independent auditors’ review or audit thereof), the key risks and controls relating to the Company’s information systems including cybersecurity, the appropriateness and completeness of the Company’s system of internal control, the performance of the Company’s internal audit function, the performance of the Company’s independent public auditors, legal matters facing the Company, and the implementation and effectiveness of the Company’s ethics and compliance program.

The Audit Committee met nine times during 2024. Overall attendance at The Audit Committee meetings was 96%.

The Charter for the Audit Committee is available on our web site (www.cnh.com).

Human Capital and Compensation Committee

Our Human Capital and Compensation Committee currently consists of Ms. Bastoni (Chairperson), Mr. Buffett, and Mr. Kramer. All the members of the Human Capital and Compensation Committee are non-executive directors, and all meet the requirements of independence in the current NYSE and SEC rules and regulations and the Dutch Code.

The Human Capital and Compensation Committee is responsible for, among other things, assisting the Board in: (1) executive compensation; (2) remuneration policy to be pursued;

(3) compensation of non-executive directors; (4) the Company’s remuneration report; and (5) certain human capital management matters including supervision of the selection and appointment and compensation criteria for senior management, and succession planning.

The Human Capital and Compensation Committee met nine times during 2024. Overall attendance at The Human Capital and Compensation Committee meetings was 100%.

The Charter for the Human Capital and Compensation Committee is available on our web site (www.cnh.com).

Compensation Committee Interlocks and Insider Participation

During 2024, no member of our Human Capital and Compensation Committee was an employee, officer, or former officer of CNH or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Human Capital and Compensation Committee during 2024.

Governance and Sustainability Committee

Our Governance and Sustainability Committee (the “G&C Committee”) currently consists of Mr. Buffett (Chairperson), Ms. Bastoni, and Mr. Sørensen. All members of the G&S Committee are non-executive directors, and all meet the independence in the current NYSE and SEC rules and regulations and the Dutch Code.

The G&S Committee is responsible for, among other things, assisting the Board with: (1) overseeing the Company’s significant environmental, social, and governance risks, strategies, policies, programs, and practices to further its business purpose, strategy, culture, values, and reputation in the best interests of all of the Company’s stakeholders; (2) the identification of the criteria, professional and personal qualifications for candidates to serve as directors of the Company; (3) periodic assessment of the size and composition of the Board; (4) periodic assessment of the functioning of individual Board members and reporting on this to the Board; (5) proposals for appointment of executive and non-executive directors; (6) overseeing and evaluating the policies, procedures, and practices related to the environment health and safety of Company employees; (7) monitoring and evaluating reports on the Company’s sustainable development policies and practices, management standards, strategy, performance and governance globally; and (8) periodic assessment of the performance of individual directors and reporting on this to the Board of Directors.

The G&S Committee met four times during 2024. Overall attendance at the G&S Committee meetings was 100%.

The Charter for the G&S Committee is available on our web site (www.cnh.com).

Code of Ethics

Our Board has adopted a Code of Conduct which is applicable to all employees, officers, and directors, including our principal executive officer, principal financial officer, and the principal accounting officer and controller. Our Code of Conduct is intended to meet the definition of “code of ethics” under the SEC rules and regulations. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. Our Code of Conduct is posted on our website, www.cnh.com, and may be found as follows: from our main page, first click on “Our Company”, then on “Governance” and then on “Code of Conduct.”

Director Independence

We have a one-tier board structure (i.e. board that is composed of both members having responsibility for our day-to-day operations, who are referred to as “executive directors”, and members not having such responsibility, who are referred to as “non-executive directors”). Ms. Heywood, Chair and Executive Director, was elected at the Company’s annual general meeting of shareholders held on May 3, 2024. Mr. Marx, the Company’s Chief Executive Officer, is a director nominee.

Six directors (67%) qualify as independent for purposes of NYSE rules, Rule 10A-3 under the Exchange Act, and the Dutch Code and that none of the independent directors has any material relationship with the Company, other than as a director or shareholder of the Company.

Family Relationships

There are no family relationships between any director or executive officer of the Company.

Legal Proceedings Involving Officers and Directors

None.

Shareholder Engagement

As an international company, with a global shareholder base, we believe that it is important for us to understand and consider the diverse views of our shareholders and other stakeholders. Through various forms and levels of engagement, we solicit input from shareholders. CNH remains committed to maintaining an ongoing dialogue with our major stakeholders and reaching out to shareholders to consider their views.

Communications with the Board

The Company encourages shareholders and other interested persons to communicate with members of the Board. Any person who wishes to communicate with a particular director or the Board as a whole, including the Chair or Senior Non-Executive Director or any other independent director, may write to those directors in care of Corporate Secretary, CNH Industrial N.V., Cranes Farm Road, Basildon, Essex SS14 3AD United Kingdom. The correspondence should indicate the writer’s interest in the Company and clearly specify whether it is intended to be forwarded to the entire Board or to one or more particular directors. The Corporate Secretary will forward all correspondence satisfying these criteria.

Hedging Policies

Our Insider Trading Policy describes our policies with respect to the trading of our equity securities and applies to our directors, officers, other employees, and members of the households and immediate family members of any of our directors, officers, and other employees (collectively, the “Insiders”). Under the Insider Trading Policy, Insiders and any person acting on their behalf are prohibited from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or exchange funds) or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the our equity securities or limit our equity securities’ holders ability to profit from an increase in the market value of our equity securities.

Because a margin or foreclosure sale may occur at a time when the Insider is aware of material non-public information or otherwise is not permitted to trade in our equity securities, Insiders are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.

Insider Trading Policies

We have adopted an insider trading policy and related procedures governing the purchase, sale and/or other distribution of our securities by directors, officers, and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable listing standards. Our insider trading policies and procedures are filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC.

Share Ownership Information

Persons Owning More than Five Percent of CNH Common Shares

The following table shows the number of CNH common shares beneficially owned as of February 28, 2025, (unless otherwise indicated) by each person who, to our knowledge, beneficially owns more than 5% of our common shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned and Held	Percent of Common Shares(4)

Greater Than 5% Owner

EXOR N.V.(1) Symphony Building, Gustav Mahlerplein 25A, Amsterdam, 1082 MS, The Netherlands	366,927,900	29.4%

Harris Associates L.P.(2) 111 South Wacker Drive Suite 4600, Chicago, IL 60606	116,101,645	9.3%

Blackrock, Inc.(3) 50 Hudson Yards, New York, NY 10001	127,266,701	10.2%

(1)

In addition, EXOR N.V. holds 366,927,900 special voting shares; EXOR N.V.’s voting power in CNH is 45.3%, calculated as the ratio of (i) the aggregate number of common and special voting shares owned by EXOR N.V. and (ii) the aggregate number of outstanding common shares and special voting shares of CNH as of February 28, 2025, being respectively 1,248,043,843 outstanding common shares and 370,994,305 special voting shares.

(2)

Information based on Schedule 13G/A (Amendment No. 4) filed with the SEC on February 14, 2025. Harris Associates L.P.’s voting power in CNH is 7.2% calculated as the ratio of (i) the number of common shares owned by Harris Associates L.P. as reported on such Schedule 13G/A and (ii) the aggregate number of outstanding common shares and special voting shares of CNH as of February 28, 2025.

(3)

Information based on the filing made by BlackRock, Inc. on a Schedule 13G filed with the SEC on December 6, 2024. BlackRock, Inc.’s voting power is 7.9 % calculated as the ratio of (i) the number of common shares owned by BlackRock, Inc. as reported on such Schedule 13G and (ii) the aggregate number of outstanding common shares and special voting shares of CNH as of February 28, 2025.

(*) The amount does not include potential holdings where BlackRock, Inc. has a contractual right to indirectly acquire common shares potentially enabling the increase of common share and voting rights.

(4)

There were 1,248,043,843 outstanding common shares at February 28, 2025. The “Percent of Common Shares” is calculated by using the latest publicly disclosed number of owned common shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of February 28, 2025, as the denominator.

As of February 28, 2025, EXOR N.V.’s voting power in CNH as a result of the loyalty voting program was approximately 45%. EXOR N.V., through its voting power, has the ability to significantly influence the decisions submitted to a vote of our shareholders, including approval of annual dividends, the election and removal of directors, mergers or other business combinations, the acquisition or disposition of assets and issuances of equity and the incurrence of indebtedness.

Security Ownership of Directors and Executive Officers

The following table shows the number of common shares of CNH beneficially owned as of February 28, 2025, (unless otherwise indicated) by:

•	each individual who was serving as a director;

•	each of the NEOs; and

•	all individuals who were serving as directors or executive officers.

A beneficial owner of shares (represented in column (a)) is a person who has sole or shared voting power (meaning the power to control voting decisions) or sole or shared investment power (meaning the power to cause the sale or other disposition of the shares). A person also is considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes PSUs, and RSUs that could become exercisable or be settled within 60 days of February 28, 2025, at the discretion of an individual identified in the table (represented in column (c)).

	Shares Beneficially Owned and Held (a)	Options, PSUs, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding(1)

Director and Director Nominees

Elizabeth Bastoni	—	—	—	(*)

Howard W. Buffett	17,866	—	17,866	(*)

Suzanne Heywood	551,858	—	551,858	(*)

Richard J. Kramer	—	—	—	(*)

Karen Linehan	11,903	—	11,903	(*)

Gerrit Marx (director nominee)	375,136	—	375,136	(*)

Alessandro Nasi	356,202	—	356,202	(*)

Vagn Sørensen	27,000	—	27,000	(*)

Åsa Tamsons	3,700	—	3,700	(*)

Named Executive Officers(2)				(*)

Oddone Incisa	821,155.63	—	821,155.63	(*)

Stefano Pampalone	417,383.596	—	417,383.596	(*)

Kelly Manley	148,815		148,815

Roberto Russo	182,791.483		182,791.483

Scott W. Wine (Former CEO)(3)	4,681,171		—	(*)

All current directors and executive officers as a group	2,913,810.709	—	2,913,810.709	(*)

(1)

There were 1,248,043,843 common shares outstanding as of February 28, 2025. All these common shares have the same rights and entitlements. The “Percent of Common Shares” was calculated by using the number of shares beneficially owned as the numerator and the number of the Company’s outstanding common shares as the denominator.

(2)	Excludes Gerrit Marx, who is included among directors in this table.

(3)	Reflects the number of common shares owned as of July 1, 2024, the date on which Mr. Wine ceased to hold the position of Chief Executive Officer of the Company.

(*)	Less than 1% of the outstanding shares of CNH Industrial N.V. common shares.

All individuals listed in the table above have sole voting and investment power over the shares unless otherwise noted.

The following table sets forth certain information, as of December 31, 2024, concerning securities authorized for issuance under all of our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	19,805,751	$11.67	7,598,544

Equity compensation plans not approved by security holders	-		-

Total	19,805,751	$11.67	7,598,544
a)

This amount includes 19,805,751 PSUs and RSUs awarded under the CNH Industrial N.V. Equity Incentive Plan. Under the Company’s long-term incentive programs, the PSUs are payable only in stock after the three-year performance period has ended for the PSUs and subject to the attainment of performance goals; in one installment for the 2022-2024 RSUs, on April 30, 2025, and for the 2023-2025 RSUs, on April 30, 2026 and for the 2024-2026 RSUs, on May 10, 2027. 38,752 RSUs, which are included in the total, granted to the Non-Executive Directors in June 2024 vest in June 2025. The number of shares reflects the maximum number of shares that may be earned under the PSUs.

b)

This amount includes 7,598,544 shares available under the CNH Industrial N.V. Equity Incentive Plan. Under the CNH Industrial N.V. Equity Incentive Plan, the Company may award shares in connection with stock options and stock appreciation rights, performance shares or performance share units, restricted stock or restricted share units, or other awards based on Common Shares determined by the HCC Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

Certain Relationships and Related Transactions

The Audit Committee has adopted a written Related Party Transactions Policy that governs reviewing, approving, or ratifying all related person transactions. The written Related Person Transactions Approval Policy applies to: (1) executive officers and directors of the Company; (2) any person or enterprise owning, directly or indirectly, an interest in the voting power of the Company that give gives it significant influence over the Company; and (3) immediate family members of anyone in category (1) or (2).

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. In addition, the directors and officers must promptly advise our Chief Legal and Compliance Officer if there are any changes to the information they previously provided. Transactions deemed reasonably likely to be related person transactions are submitted to the Audit Committee for pre-approval at its next meeting.

Since the beginning of 2024, there were no related party transactions requiring disclosure herein.

Report of the Audit Committee

The Audit Committee consists of the following members of the Board: Karen Linehan, Richard J. Kramer, Vagn Sørensen, and Åsa Tamsons.

Management is responsible for establishing and maintaining CNH’s internal control over financial reporting and for preparing CNH’s financial statements. Deloitte & Touche LLP is responsible for performing an independent audit of CNH’s annual consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee is responsible for overseeing these activities. The responsibilities of the Audit Committee are defined in a charter (Audit Committee Charter) which has been approved by the Board. The Audit Committee Charter is available on the Governance page our corporate web site (www.cnh.com).

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s audit of the Company’s internal control over financial reporting as of December 31, 2024.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission (“SEC”).

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP the auditors’ independence from the Company and its management in connection with the matters stated therein. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee has concluded that the auditors are independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Submitted by the Audit Committee of the Board

Karen Linehan

Richard J. Kramer

Vagn Sørensen

Åsa Tamsons

Independent Public Accountant Fees and Services

We incurred the following fees for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates for the years ended December 31, 2024, and 2023:

	For the years ended December 31,
	2024	2023

Audit fees	$11,722,000	$10,351,000

Audit-related fees	$561,000	$1,003,000

Tax fees	$90,000	$115,000

All other fees	$4,000	$107,000

Total	$12,377,000	$11,576,000

“Audit Fees” are the aggregate fees for the audit of our consolidated annual financial statements, reviews of interim financial statements and other related services such as attestation services, statutory audits, comfort letters, consents and other regulatory filings or engagements. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This category comprises fees for the procedures performed as part of the audit of employee benefit plans and pension plans, agreed-upon procedure engagements, and other attestation services subject to regulatory requirements. “Tax Fees” includes, among other things, statutory tax return preparation. “All Other Fees” consists of human resources services and fees for license-based services for accounting literature and research.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee nominates and engages our independent registered public accounting firm to audit our consolidated financial statements. Our Audit Committee has a policy requiring management to obtain the Audit Committee’s approval before engaging our independent registered public accounting firm to provide any other audit or permitted non-audit services to us or our subsidiaries. Pursuant to this policy, which is designed to ensure that such engagements do not impair the independence of our independent registered public accounting firm, the Audit Committee reviews and pre-approves (if appropriate) specific audit and non-audit services in the categories Audit Services, Audit-Related Services, Tax Services, and any other services that may be performed by our independent registered public accounting firm. During the year ended December 31, 2024, all audit and non-audit services provided by our independent registered public accounting firm were pre-approved in accordance with such policies and procedures.

GENERAL INFORMATION

This Notice of Meeting and Proxy Statement relates to the solicitation of votes or proxies by CNH Industrial N.V., on behalf of its Board of Directors (the “Board”), for the Company’s 2025 annual general meeting of shareholders (the “Meeting”). The Company bears the cost of solicitation of proxies by the Company. Our directors, officers, and employees in the ordinary course of their employment, without special compensation other than reimbursement of expenses, may solicit proxies personally, electronically, by telephone, or with additional mailings. We may also reimburse intermediaries, fiduciaries, custodians, and brokerage houses for their expenses incurred in forwarding these materials to the beneficial owners of common shares held in their names.

Unless otherwise specified or the context otherwise requires, the terms “Company”, “CNH”, “we”, “us”, and “our” and other similar terms used in this Notice of Meeting and Proxy Statement refer to CNH Industrial N.V. and its consolidated subsidiaries. Except as otherwise specified or the context otherwise requires, references to years indicate our fiscal year ended December 31 of the respective year. The Company’s website address is www.cnh.com. We include website addresses throughout this Notice of Meeting and Proxy Statement for reference only. The information contained in, or available through, these websites is not part of, or incorporated by reference into, this Notice of Meeting and Proxy Statement. Addresses, including electronic addresses provided in this Notice of Meeting and Proxy Statement, are provided solely for the purposes so specified. You may not use any electronic address provided in this Notice of Meeting and Proxy Statement or other proxy materials to communicate with the Company for any purpose other than those expressly stated herein or therein.

What is the date, time and location of the Meeting?

The Annual General Meeting of CNH Industrial N.V. will take place at 3:00 p.m. CEST on Monday, May 12, 2025, at the offices of Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands.

Where can I locate information regarding the Meeting?

Information regarding the AGM, including a copy of this Notice of Meeting and Proxy Statement, our Annual Report on Form 10-K, our 2024 EU Annual Report (the “Dutch Annual Report”) and copies of any other documentation relating to the Meeting, including Proxy Forms, are available on the CNH website, www.cnh.com under Investor Relations – Shareholder Meetings.

How do I attend the Meeting?

Shareholders holding common shares who wish to attend the Meeting (either in person or by proxy) (a) must have registered his or her shares as set out above and (b) should request their bank or broker submit an attendance request no later than 5:00 p.m. EST on May 5, 2025, to the relevant Agent. These shareholders will receive an attendance card in their name (the “Attendance Card”). The Attendance Card serves as an admission certificate to enter the Meeting. The Attendance Card also contains a proxy form section, which allows these shareholders to authorize someone else to attend and vote their shares on their behalf at the Meeting. The Attendance Card and a copy of the written power of attorney (if applicable) must be presented at the Meeting registration desk. Persons entitled to attend the Meeting will be required to show a valid identity document at the registration desk prior to admission to the Meeting.

Shareholders can also follow the meeting via live webcast on the website of the Company (www.cnh.com).

Who is entitled to vote at the Meeting?

Under Dutch law and the Company’s Articles of Association, in order to be entitled to vote at the Meeting, shareholders must (i) be registered as of April 14, 2025, (the “Record Date”) in the register (the “Meeting Register”) established for that purpose by the Board after reflecting all debit and credit entries as of the Record Date, regardless of whether the shares are still held by such holders at the date of the Meeting and (ii) request registration in the manner mentioned below. The Meeting Register established by the Board is different depending on who common shares are held. Shareholders can hold Company common shares as follows:

•

Loyalty register: shareholders holding special voting shares and common shares or shareholders holding common shares electing to receive special voting shares upon completion of the required holding period (the “Loyalty Shareholders”) registered in the loyalty register of the Company (the “Loyalty Register”). The Loyalty Register is maintained on behalf of the Company in the records of the Company’s agents: Computershare Trust Co. NA and Computershare S.p.A.;

•	Registered shareholders: shareholders holding common shares in registered form (the “Registered Shareholders”) at Computershare Trust Co. NA as the transfer agent of the Company;
•	DTC: shareholders holding common shares in a bank, brokerage, or other intermediary account with the Depository Trust Company (the “DTC Participant Account”);
•	Monte Titoli: shareholders holding common shares in an intermediary account in the Monte Titoli system (the “Monte Titoli Participant Account”).

The Meeting Register established by the Board is: (i) in respect of Loyalty Shareholders, the Loyalty Register, (ii) in respect of Registered Shareholders, the registered shareholder list administered by the Transfer Agent, and (iii) in respect of shareholders holding common shares in a Monte Titoli Participant Account or in a DTC Participant Account, the list of the entitled shareholders provided by the bank, brokerage, or other intermediary.

I am a Loyalty Shareholder or a Registered Shareholder. How do I vote?

Computershare will send Meeting materials to Loyalty Shareholders and/or Registered Shareholders at the addresses of such shareholders as they appear from the records maintained by Computershare, including a proxy form that allows shareholders to give their voting instructions. The proxy form will also be available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings. Loyalty Shareholders and/or Registered Shareholders will be entitled to submit their voting instructions or voting proxy (please note proxy instructions below) for the Meeting by 5:00 p.m. EST on May 5, 2025, in writing or electronically. They can also cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings.

I am a shareholder holding common shares in a DTC Participant Account. How do I vote?

Shareholders holding common shares in a DTC Participant Account should give instructions to their bank or broker, as the record holder of their shares, who is required to vote their shares according to their instructions. In order to vote their shares and/or attend the Meeting, they will need to follow the directions provided by their bank or broker.

I am a shareholder holding common shares in a Monte Titoli Participant Account. How do I vote?

Shareholders holding common shares in a Monte Titoli Participant Account (“MT Investors”) who wish to submit voting instructions or a voting proxy for the Meeting should request that their bank or broker issue a statement (the “Notification of Participation”) confirming their shareholding (including the shareholder’s name and address and the number of shares notified for attendance and held by the relevant shareholder on the Record Date). Banks and brokers must submit the Notification of Participation no later than 5:00 p.m. EST on May 5, 2025, to Computershare S.p.A. The MT Investors may cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings or by proxy form that will also be available on the Company’s website (please note proxy instructions below).

Can I revoke my proxy or change my vote after I have voted?

You may revoke your proxy or change your voting instructions prior to 5:00 p.m. EST on May 5, 2025. If you submitted a proxy form, you can revoke or modify your vote by submitting a new proxy form which will automatically replace the previous proxy form. If you cast your vote through the web procedure on the Company’s website, you can revoke or modify such vote through the same online voting platform. If you are a shareholder holding common shares in a DTC participant account, you should revoke or modify your voting instructions in accordance with the instructions provided by your bank or broker.

How many shares are entitled to vote?

As of February 28, 2025, the Company had 1,248,043,843 common shares and 370,994,305 special voting shares issued and outstanding. Special voting shares are issued to holders of our common shares who participate in our Loyalty Voting Program. Each common share and each special voting share of the Company confers to the holder the right to cast one vote at a general meeting.

When will the Meeting be considered regularly convened and the resolutions at such Meeting validly adopted?

No quorum requirements apply to the Meeting. At a general meeting of the CNH shareholders, resolutions are adopted with a majority of the votes validly cast. In order to pass, each of the resolutions proposed in this Notice of Meeting and Proxy Statement requires that a majority of the votes cast at the Meeting be voted “FOR” such resolution.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote.

Am I entitled to ask questions at the Meeting?

Shareholders can submit questions regarding the Meeting agenda items by email to agm2025@cnh.com until May 9, 2025, at 5:00 p.m. CEST. The email must include the name, the surname, the number of shares held by the shareholder, the Meeting agenda item to which the question refers and the bank or broker statement proving the shareholder’s ownership of CNH common shares on the Record Date. CNH will address these questions, including any follow-up questions, during the Meeting, to the extent appropriate with a view to the orderly conduct of the Meeting. The Chair of the Meeting shall ensure the orderly and efficient conduct of the Meeting. In the interest of the order of the Meeting, the Chair may, among other things, limit the number of questions and cluster questions (thematically or otherwise).

Do I have appraisal rights?

Our stockholders are not entitled to dissenters’ or appraisal rights under Dutch law with respect to any of the proposals being voted on at the Meeting.

ANNEX A - RECONCILIATION OF NON-GAAP FIGURES

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP

Year Ended December 31,		($ million)	Three Months Ended December 31,
2024	2023		2024	2023

1,968	907	Net cash provided (used) by Operating Activities	1,692	1,515

(1,806)	1,230	Cash flows from Operating Activities of Financial Services, net of eliminations	(645)	481

5	9	Change in derivatives hedging debt of Industrial Activities and other	(7)	7

(31)	(30)	Investments in assets sold under operating lease assets of Industrial Activities	(4)	(4)

(533)	(637)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(204)	(240)

(4)	(263)	Other changes(1)	16	(129)

(401)	1,216	Free cash flow of Industrial Activities	848	1,630

Reconciliation of Adjusted Net Income to Net Income (Loss) under U.S. GAAP

Year Ended December 31,		($ million)	Three Months Ended December 31,
2024	2023		2024	2023

1,259	2,287	Net income (loss)	176	583

97	53	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	20	53

(17)	(123)	Adjustments impacting Income tax (expense) benefit (b)	—	(113)

1,339	2,217	Adjusted net income (loss)	196	523

1,326	2,205	Adjusted net income (loss) attributable to CNH Industrial N.V.	193	522

1,260	1,350	Weighted average shares outstanding – diluted (million)	1,253	1,334

1.05	1.63	Adjusted diluted EPS ($)	0.15	0.39

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by May 5, 2025 at 5:00 P.M. EST.
Online
Go to www.investorvote.com/CNH or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/CNH

Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board unanimously recommends that you vote ‘FOR’ each director nominee included in Item 1, and ‘FOR’ Items 2A, 2B, 3A, 3C, 3D, 4A, 4B and 4C.

1.	APPOINTMENT OF THE EXECUTIVE DIRECTORS AND APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS :

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1A - Re-appointment of Suzanne Heywood	☐	☐	☐	1B - Appointment of Gerrit Marx	☐	☐	☐	1C - Re-appointment of Elizabeth Bastoni	☐	☐	☐
1D - Re-appointment of Howard W. Buffett	☐	☐	☐	1E - Re-appointment of Richard J. Kramer	☐	☐	☐	1F - Re-appointment of Karen Linehan	☐	☐	☐
1G - Re-appointment of Alessandro Nasi	☐	☐	☐	1H - Re-appointment of Vagn Sørensen	☐	☐	☐	1I - Re-appointment of Åsa Tamsons	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2A - Approval of executive compensation (“Say on Pay”) (advisory voting item)	☐	☐	☐	2b - Approval of the amended and restated Equity Incentive Plan	☐	☐	☐

3A - Adoption of the 2024 Company Annual Financial Statements	☐	☐	☐	3C - Proposal of a dividend for 2024	☐	☐	☐

3D - Discharge of the executive directors and the non-executive directors of the Board during the financial year 2024 for the performance of their duties during 2024	☐	☐	☐	4A - Authorization to issue new shares and/or grant rights to subscribe for shares	☐	☐	☐

4B - Authorization to limit or exclude pre-emptive rights	☐	☐	☐	4C - Authorization to repurchase own shares	☐	☐	☐

	C 1234567890 J N T 1 U P X 6 4 7 1 0 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

044FVD

2025 Annual Meeting Admission Ticket

2025 Annual Meeting of CNH Industrial N.V. Shareholders

The 2025 Annual Meeting of Shareholders of CNH Industrial N.V. will be held on

May 12, 2025, 3:00 pm CEST at Freshfields LLP, Strawinskylaan 10, 1077 XZ

Amsterdam, The Netherlands.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CNH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – CNH INDUSTRIAL N.V.

2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS – MAY 12, 2025

The undersigned, revoking all prior proxies, hereby appoints Roberto Russo with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of CNH Industrial N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on May 12, 2025, commencing at 3:00 p.m. CEST and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual General Meeting.	☐

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by May 5, 2025 at 5:00 P.M. EST.
Online
Go to www.investorvote.com/CNH or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/CNH

Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board unanimously recommends that you vote ‘FOR’ each director nominee included in Item 1, and ‘FOR’ Items 2A, 2B, 3A, 3C, 3D, 4A, 4B and 4C.

1.	APPOINTMENT OF THE EXECUTIVE DIRECTORS AND APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS :

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1A - Re-appointment of Suzanne Heywood	☐	☐	☐	1B - Appointment of Gerrit Marx	☐	☐	☐	1C - Re-appointment of Elizabeth Bastoni	☐	☐	☐
1D - Re-appointment of Howard W. Buffett	☐	☐	☐	1E - Re-appointment of Richard J. Kramer	☐	☐	☐	1F - Re-appointment of Karen Linehan	☐	☐	☐
1G - Re-appointment of Alessandro Nasi	☐	☐	☐	1H - Re-appointment of Vagn Sørensen	☐	☐	☐	1I - Re-appointment of Åsa Tamsons	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2A - Approval of executive compensation (“Say on Pay”) (advisory voting item)	☐	☐	☐	2B - Approval of the amended and restated Equity Incentive Plan	☐	☐	☐

3A - Adoption of the 2024 Company Annual Financial Statements	☐	☐	☐	3C - Proposal of a dividend for 2024	☐	☐	☐

3D - Discharge of the executive directors and the non-executive directors of the Board during the financial year 2024 for the performance of their duties during 2024	☐	☐	☐	4A - Authorization to issue new shares and/or grant rights to subscribe for shares	☐	☐	☐

4B - Authorization to limit or exclude pre-emptive rights	☐	☐	☐	4C - Authorization to repurchase own shares	☐	☐	☐

	C 1234567890 J N T 1 U P X 6 4 7 1 0 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

044FYC

2025 Annual Meeting Admission Ticket

2025 Annual Meeting of CNH Industrial N.V. Shareholders

The 2025 Annual Meeting of Shareholders of CNH Industrial N.V. will be held on

May 12, 2025, 3:00 pm CEST at Freshfields LLP, Strawinskylaan 10, 1077 XZ

Amsterdam, The Netherlands.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CNH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – CNH INDUSTRIAL N.V.

2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS – MAY 12, 2025

The undersigned, revoking all prior proxies, hereby appoints Roberto Russo with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of CNH Industrial N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on May 12, 2025, commencing at 3:00 p.m. Central European Summer Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

C	Declaration and Power of Attorney: By checking this box, you irrevocably and unconditionally:

(a)   agree to be bound by the Special Voting Shares Terms and Conditions, as published on the CNH Industrial website; and

(b)   authorize and instruct Computershare represent you and act on your behalf in connection with any issuance, allocation, acquisition, transfer and/or repurchase of any Special Voting Share in accordance with and pursuant to the Special Voting Shares Terms and Conditions.

☐

D	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual General Meeting.	☐